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Exhibit 99.1

        UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

Case No. 02-12834 and 02-41729 through 02-41957*
Chapter 11

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(Name of Debtors)

Monthly Operating Report for
the period ended August 31, 2004**

Debtors' Address:
5619 DTC Parkway
Greenwood Village, CO 80111

Willkie Farr & Gallagher LLP

(Debtors' Attorneys)

Monthly Operating Loss: $(30,267)
($ in thousands)

Report Preparer:

        The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.**

Date: September 27, 2004
/s/ SCOTT MACDONALD Scott Macdonald Senior Vice President and Chief Accounting Officer

Indicate if this is an amended statement by checking here

AMENDED STATEMENT

*
Refer to Schedule VI for a listing of Debtors by Case Number

**
All amounts herein are preliminary and subject to revision. The Debtors reserve all rights to revise this report.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
UNAUDITED CONSOLIDATED BALANCE SHEET
(Dollars in thousands, except per share amounts)

August 31, 2004
ASSETS:
Current Assets:
Cash and cash equivalents	$227,194
Restricted cash	4,615
Subscriber receivables—net	202,290
Other current assets	281,386

Total current assets	715,485

Restricted cash	33,288
Investments	21,262
Intercompany receivables	27,601,304
Related party receivables	1,764,574
Property, plant and equipment—net	6,935,384
Intangible assets—net	15,325,264
Other noncurrent assets—net	214,026

Total assets	$52,610,587

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$113,674
Subscriber advance payments and deposits	113,915
Accrued and other liabilities	198,071

Total current liabilities	425,660

Noncurrent liabilities:
Parent and subsidiary debt, net of current portion	615,071
Accrued and other liabilities	183,244
Deferred income taxes	2,004,746
Intercompany payables	553,015
Related party payables	162,681

Total noncurrent liabilities	3,518,757

Liabilities subject to compromise	46,071,637

Total liabilities	50,016,054

Minority interests	536,606

Stockholders' equity:
Convertible preferred stock	397
Class A and Class B common stock, $.01 par value, 1,500,000,000 shared authorized, 254,842,636 shares issued and outstanding	2,548
Additional paid-in capital	9,467,136
Accumulated other comprehensive loss	(6,750)
Accumulated deficit	(4,409,847)
Treasury stock, at cost	(149,401)

4,904,083
Amounts due from Rigas family entities under co-borrowing credit facilities	(2,846,156)

Total stockholders' equity	2,057,927

Total liabilities and stockholders' equity	$52,610,587

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

	Month Ended August 31, 2004	Twenty-six Months Ended August 31, 2004
Revenue	$327,699	$7,776,263
Cost and expenses:
Direct operating and programming	211,325	5,005,410
Selling, general and administrative	30,923	530,209
Depreciation and amortization	97,893	2,026,492
Impairment of long-lived and other assets	—	72,134
Non-recurring professional fees	10,795	145,472

Operating income before reorganization expenses due to bankruptcy	(23,237)	(3,454)
Reorganization expenses due to bankruptcy	7,030	188,841

Operating loss	(30,267)	(192,295)

Other income (expense):
Interest expense	(34,135)	(856,457)
Equity in losses of affiliates—net	(433)	(109,018)
Minority interest in losses of subsidiaries—net	1,678	24,251
Other-than-temporary impairment of investments and other assets	—	(72,909)
Other	161	9,640

	(32,729)	(1,004,493)

Net loss from continuing operations before income taxes	(62,996)	(1,196,788)
Income tax benefit	—	35

Net loss from continuing operations	(62,996)	(1,196,753)
Discontinued operations	—	(46,139)

Net loss applicable to common stockholders	$(62,996)	$(1,242,892)

Net loss per weighted average share outstanding—basic and diluted	$(0.25)	$(4.90)

Weighted average shares outstanding (in thousands)—basic and diluted	253,748	253,748

        The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Month Ended August 31, 2004	Twenty-six Months Ended August 31, 2004
Cash flows from operating activities:
Net loss	$(62,996)	$(1,242,892)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	97,893	2,026,492
Amortization of bank financing costs	167	43,694
Impairment of long-lived and other assets	—	72,134
Other-than-temporary impairment of investments and other assets	—	72,909
Minority interest in losses of subsidiaries—net	(1,678)	(24,251)
Equity in losses of affiliates, net	433	109,018
Gain on sale of assets—net	—	(8,642)
Depreciation, amortization and other non-cash items from discontinued operations	—	46,366
Other non-cash items	—	3,856
Reorganization expenses due to bankruptcy	7,030	188,841
Non-recurring professional fees, net of amounts paid	7,750	41,544
Change in assets and liabilities:
Subscriber receivables—net	14,679	(1,476)
Other assets—net	(7,403)	(63,203)
Accounts payable	31,080	10,753
Subscriber advance payments and deposits	(7,700)	36,083
Accrued interest and other liabilities	(28,254)	234,816
Liabilities subject to compromise	—	(106,117)
Intercompany receivables and payables—net	(2,054)	(22,895)

Net cash provided by operating activities before payment of reorganization expenses	48,947	1,417,030
Reorganization expenses paid during the period	(6,634)	(153,572)

Net cash provided by operating activities	42,313	1,263,458

Cash flows from investing activities:
Expenditures for property, plant and equipment	(54,980)	(1,619,443)
Cash paid for acquisitions	(5)	(2,895)
Changes in restricted cash	(200)	(35,960)
Proceeds on asset sales	—	9,718
Investment distributions and contributions—net	—	(2,697)
Related party receivables and payables—net	4,089	31,244

Net cash used in investing activities	(51,096)	(1,620,033)

Cash flows from financing activities:
Proceeds from debt	33,000	611,572
Payments of debt	(1,909)	(106,361)
Payment of bank financing costs	—	(63,066)

Net cash provided by financing activities	31,091	442,145

Change in cash and cash equivalents	22,308	85,570
Cash and cash equivalents, beginning of period	204,886	141,624

Cash and cash equivalents, end of period	$227,194	$227,194

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

1.     Organization, Business and Proceedings under Chapter 11

        Adelphia Communications Corporation and its subsidiaries ("Adelphia" or the "Company") owns, operates and manages cable television systems and other related businesses. Adelphia's operations primarily consist of providing analog and digital cable services, high-speed Internet access and other advanced services over Adelphia's cable networks. These services are generally provided to residential customers. Cable systems operated by Adelphia are located in 31 states and Puerto Rico, with large clusters in Los Angeles, Western Pennsylvania, Ohio, Western New York, New England, Florida, Virginia and Colorado Springs.

        Solely for the purposes of the accompanying unaudited consolidated financial statements, the accounts of Adelphia, including its majority-owned subsidiaries and subsidiaries that are at least 50% owned and controlled by Adelphia, are included with the exception of those subsidiaries/entities (the "Non-Filing Entities") who did not file voluntary petitions under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") and Century-ML Cable Venture ("CMLCV"), a joint venture of which Adelphia is the managing partner and whose bankruptcy filing is administered separately. The Non-Filing Entities as of August 31, 2004 include Palm Beach Group Cable, Inc., Palm Beach Group Cable Joint Venture, Century-ML Cable Corporation, Praxis Capital Ventures, L.P., St. Marys Television, Inc. ("St. Marys"), Adelphia Brasil, Ltda, STV Communications and Main Security Surveillance, Inc. As of and for the month ended August 31, 2004, the Non-Filing Entities were not significant to the consolidated results of operations, financial position, or cash flows of the filing entities. The accompanying unaudited consolidated financial statements do not include any entities owned and/or controlled by John J. Rigas or his family (the "Rigas Family" or "Rigas Entities").

Bankruptcy Proceedings

        On June 25, 2002, Adelphia and all of its wholly-owned subsidiaries (excluding Century Communications Corporation ("Century") which filed on June 10, 2002) (all filing entities, including Century, herein known as the "Debtors" or "Filing Entities"), except for the Non-Filing Entities and CMLCV which filed on September 30, 2002 (see Note 18), filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Debtors are operating their business as debtors-in-possession under Chapter 11. On July 11, 2002, the Office of the United States Trustee for the Southern District of New York (the "U.S. Trustee") appointed a statutory committee of unsecured creditors (the "Creditors' Committee"). In addition, on July 31, 2002, the U.S. Trustee appointed a statutory committee of equity holders (the "Equity Committee" and collectively with the Creditors' Committee, the "Committees"). The Committees have the right to, among other things, review and object to certain business transactions and may participate in the formulation of the Company's long-term business plan and plan of reorganization. The Company has received several extensions from the Bankruptcy Court of the period within which to file a plan of reorganization (the "Exclusive Period") and solicit acceptances thereof (the "Solicitation Period"), with the latest extension of the Exclusive Period and the Solicitation Period being through February 17, 2004 and April 20, 2004, respectively. On February 9, 2004, the Debtors filed a motion requesting an additional extension of the Exclusive Period and Solicitation Period to April 17, 2004 and June 19, 2004, respectively. On February 5, 2004, the Equity Committee filed a motion to terminate the Debtors' Exclusive Period and Solicitation Period.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

On February 17, 2004, the Rigas Family filed a motion to terminate the Debtors' Exclusive Period and Solicitation Period. Other objections have been filed to the Debtors' extension motion by parties in interest in these cases, including by the agents for the pre-petition lenders and certain creditors. Bridge orders were entered by the Bankruptcy Court extending the Exclusive Period and Solicitation Period until the hearing on the motions is held and a determination by the Bankruptcy Court is made. A hearing on all of these motions has been adjourned, due to the exploration of the sales process discussed below, to a date to be determined by the Bankruptcy Court. Until such hearing, the Exclusive Period and the Solicitation Period are continuing.

        On February 25, 2004, the Debtors filed their proposed joint plan of reorganization (the "Plan") and related draft disclosure statement with the Bankruptcy Court. In addition, on February 25, 2004, the Company announced that it executed a commitment letter and certain related documents pursuant to which, and subject to the terms and conditions set forth therein, four financial institutions committed to provide to the Debtors up to $8.8 billion in exit financing, which amounts will be used by the Debtors to make the cash payments contemplated by the Debtors' proposed plan of reorganization and to pay transaction costs associated with the reorganization of the Debtors. The commitment letter and the related documents were amended on several occasions during the first and second quarters of 2004 to give effect to certain developments in the bankruptcy cases of the Debtors, including in response to the April 22, 2004 announcement by the Debtors of their intention to pursue a possible sale of their equity or assets.

        The proposed exit financing facilities are comprised of (i) $5,500,000 of senior secured credit facilities, which includes $4,750,000 of term loans and a $750,000 revolving credit line, and (ii) a $3,300,000 unsecured bridge facility. The revolving credit line would generally not be used on the closing date to finance the cash payments to be made under the Debtors' proposed plan of reorganization or to pay transaction costs associated with the reorganization of the Debtors. Rather, the revolving credit line would be used following the completion of the Debtors' reorganization to fund the working capital requirements of the Debtors. The aggregate commitment of the exit lenders under the terms of the exit financing commitment is subject to reduction under certain circumstances, which are described in the commitment letter, as amended. In addition, the Company has the right to terminate the commitment of the exit lenders after the execution of a definitive sale agreement that has been approved by Adelphia's board of directors providing for the sale of all or substantially all of the assets of the Debtors or all or substantially all of the equity of Adelphia. The obligation of the exit lenders to fund the exit financing facilities is subject to certain conditions which are enumerated in the commitment letter and the attachments thereto, each as amended. No assurance can be given that such conditions will be satisfied.

        On June 30, 2004, and after the Debtors and the exit lenders agreed on certain modifications to the terms of the exit financing commitment, the Bankruptcy Court entered a final order approving the exit financing commitment. Following the Bankruptcy Court's definitive approval of the exit financing commitment, the Company paid the exit lenders a nonrefundable fee of $10,000 and reimbursed the exit lenders for certain expenses they had incurred through the date of such approval, including certain legal expenses incurred by them through such date. Additional fees will be payable by the Company under the terms of the exit financing commitment irrespective of whether the exit financing facilities are utilized. Certain other fees will only become payable if the exit financing facilities are funded.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        The Debtors are not soliciting acceptances of the Plan at this time, and any such solicitation will be made only after the disclosure statement relating to the Plan has been approved by the Bankruptcy Court. In order to successfully emerge from bankruptcy, the Debtors must, among other things: (1) obtain an order of the Bankruptcy Court approving the disclosure statement as containing "adequate information", (2) solicit the approval of the Plan from the holders of claims against and equity interests in each class that are impaired and not deemed to have rejected the Plan, (3) obtain an order from the Bankruptcy Court confirming the Plan and (4) consummate the Plan. No date for a hearing on the disclosure statement has been scheduled at this time. In order to obtain a confirmation order, the Bankruptcy Court will have to find, among other things, that each class of impaired claims or equity interests has either accepted the Plan or the Plan meets the requirements of the Bankruptcy Code to force the non-accepting class or classes to accept the Plan. In addition, the Bankruptcy Court must find that the Plan meets certain other requirements specified in the Bankruptcy Code. Confirmation of the Plan would resolve, among other things, the Debtors' pre-petition obligations, determine the revised capital structure of the newly reorganized Debtors and provide for their corporate governance following emergence from bankruptcy. There can be no assurance that the Bankruptcy Court will find that the Plan satisfies all requirements necessary for confirmation by the Bankruptcy Court. There also can be no assurance that modifications to the Plan will not be required for confirmation or that such modifications would not necessitate the resolicitation of votes of holders of claims and equity interests. In addition, if the Plan is rejected by certain classes of claims or equity interests, the Bankruptcy Court may determine not to confirm it. The Debtors believe that there is substantial opposition from many of the Debtors' constituents to the terms of the Plan as filed on February 25, 2004. The Debtors are in the process of amending the Plan to address certain of the issues raised by certain constituents. While the Plan proposes, among other things, the reorganization of the Debtors and claims against them, it does not address the reorganization of CMLCV.

        On April 22, 2004, the Debtors announced that they will explore a possible sale of the Company as one alternative to a plan for an independent company upon emergence from bankruptcy. The Debtors intend to determine whether the benefits, costs and risks of a sale will produce greater value for the Debtors' constituencies than the benefits, costs and risks associated with the proposed Plan. While the Debtors will explore a possible sale, the Debtors also intend to continue to pursue a plan for an independent company upon emergence from bankruptcy. The Debtors intend to pursue the course of action that is in the best interests of the Debtors' constituents. On September 14, 2004, the Bankruptcy Court approved the Company's engagement of UBS Investment Bank and Allen & Company LLC as financial advisors and Sullivan & Cromwell LLP as legal advisors in connection with a possible sale of the Company. On September 21, 2004, the Company announced that it has formally launched the sales process. As part of that process, the Company will allow interested parties to bid on any or all of seven strategic clusters of cable systems.

        In order to motivate existing employees and stave off attrition that likely would result from a dual path emergence strategy, the Debtors, after consultation with their executive compensation consultants, filed a motion with the Bankruptcy Court on June 24, 2004 seeking to amend and supplement the existing compensation and retention programs that were approved in the Spring of 2003 (the "KERP Motion"). The KERP Motion seeks approval of (1) an amended performance retention plan; (2) an amended severance plan; (3) amended forms of employment agreements for senior managers; and (4) a key employee continuity program. Various objections have been filed to such motion. Hearings on the motion were held in August and September 2004. After modifying the KERP Motion, the Bankruptcy Court approved the revised program by order dated September 21, 2004.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Bankruptcy Costs and Fees

        In connection with the effectiveness of a plan or plans of reorganization, the Company will incur certain costs and fees (in addition to any costs or fees associated with the proposed exit financing facilities). Certain of these costs and fees will be due once the plan of reorganization is approved by the Bankruptcy Court and include cure costs and success fees. The Company is currently aware of certain success fees that potentially could be paid to representatives of the Company and the Committees upon the Company's emergence from bankruptcy. Currently, these success fees are estimated to be between $27,000 to $31,500. As no plan or plans of reorganization have been confirmed by the Bankruptcy Court, no accrual for such amounts has been recorded in the accompanying unaudited consolidated financial statements.

Basis of Presentation

        Until a plan or plans of reorganization is confirmed by the Bankruptcy Court, the unaudited consolidated financial statements of the Company have been prepared using guidance prescribed by the American Institute of Certified Public Accountants' ("AICPA") Statement of Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7") and generally accepted accounting principles in the United States of America ("GAAP"). These unaudited consolidated financial statements are not intended to present fairly the financial position of the Company as of August 31, 2004, or the results of its operations or its cash flows for the one and twenty-six month periods ended August 31, 2004 in conformity with GAAP because the accompanying unaudited consolidated financial statements exclude the financial position, results of operations and cash flows of the Non-Filing Entities and CMLCV. Furthermore, the accompanying unaudited consolidated financial statements do not include all of the information and footnote disclosures required by GAAP for complete financial statements.

        The accompanying unaudited consolidated financial statements of the Company have been prepared on a going concern basis, which assumes the realization of assets and the payment of liabilities in the ordinary course of business, and do not reflect any adjustments that might result if the Company is unable to continue as a going concern. As a result of the reorganization proceedings under Chapter 11 of the Bankruptcy Code, the Company may take, or may be required to take, actions which may cause assets to be realized, or liabilities to be liquidated, for amounts other than those reflected in the accompanying unaudited consolidated financial statements. SOP 90-7 requires that pre-petition liabilities that are subject to compromise be segregated in the unaudited consolidated balance sheet as liabilities subject to compromise and that revenue, expenses, realized gains and losses, and provisions for losses resulting directly from the reorganization due to the bankruptcy be reported separately as reorganization expenses in the unaudited consolidated statements of operations. See Note 5 to these unaudited consolidated financial statements for further discussion.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        As a result of the Company's recurring losses, the Chapter 11 filing and circumstances relating to these events (including the Company's debt structure), actions taken by Rigas management and current economic conditions, realization of assets and liquidation of liabilities are subject to significant uncertainty. In order to provide liquidity through June 2004, the Company entered into an Amended and Restated Credit and Guaranty Agreement dated as of August 26, 2002, as amended, with a group of lenders led by JP Morgan Securities Inc. and Citigroup Global Markets Inc., as Co-Lead Arrangers (the "DIP Lenders"), for a Debtor-in-Possession Credit Facility (the "DIP Facility"). On May 6, 2004, the Bankruptcy Court entered an order authorizing and approving a form of Second Amended and Restated Credit and Guaranty Agreement (the "Extended DIP Facility") and a related commitment letter and fee letter, each dated April 16, 2004, and the payment of related fees and expenses. On May 10, 2004, the Company closed on the Extended DIP Facility, which replaced and superceded the DIP Facility. Certain terms of the Extended DIP Facility are more fully described in Note 2 below. The Company believes that cash flows from operations, along with the financing provided through the Extended DIP Facility, should allow the Company to continue as a going concern; however, there can be no assurance of this. The Company's ability to continue as a going concern is also dependent upon its ability to maintain compliance with covenants under the Extended DIP Facility and the ability to generate sufficient cash flow from operations and financing sources to meet its obligations as they become due.

        In the event a Chapter 11 plan or plans of reorganization is confirmed by the Bankruptcy Court and becomes effective, continuation of the Company's business thereafter will be dependent on the Company's ability to achieve positive operating results and maintain satisfactory capital and liquidity. Until a plan or plans of reorganization is confirmed by the Bankruptcy Court and becomes effective, there can be no assurance that the Company will emerge from these bankruptcy proceedings. Furthermore, the effect on the Company's business from the terms and conditions of such a plan or plans of reorganization cannot be determined at this time and, therefore, also raises substantial doubt regarding the Company's ability to continue as a going concern.

        The accompanying unaudited consolidated financial statements have been derived from the books and records of the Company. However, certain financial information has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP. Upon the application of such procedures (e.g., tests for asset impairment), the Company believes that the financial information of the Debtors will change, and these changes will be material. The Company's intangible assets primarily consist of purchased franchises and goodwill that resulted from the allocation of the purchase price of previously acquired cable systems. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", the Company discontinued amortizing its purchased franchise and goodwill intangibles as of January 1, 2002. SFAS No. 142 requires annual testing for impairment of goodwill and indefinite-lived intangible assets (e.g., purchased franchise intangibles), or more frequently as warranted by events or changes in circumstances. At this time, the Company has not completed its impairment test of its purchased franchise and goodwill intangible assets. Any adjustment as a result of an analysis performed in accordance with SFAS No. 142, may have a material impact on the Company's financial statements. Additionally, the Company has not completed its adoption of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which addresses the financial accounting and reporting for the impairment of long-lived assets and long-lived assets to be disposed of. Once the Company has completed its adoption of SFAS No. 144, an adjustment to the financial statements may be required and this adjustment may be material to the financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Furthermore, the Company disclosed in its Current Report on Form 8-K, dated June 10, 2002, that it believes that certain financial information reported by Rigas management was unreliable. As such, the books and records of the Company from which the accompanying unaudited consolidated financial statements of the Debtors are derived may not accurately reflect the financial condition, results of operations and cash flows of the Debtors.

        The Company is reviewing its books and records and other information on an on-going basis to determine whether the accompanying unaudited consolidated financial statements of the Debtors should be supplemented or otherwise amended. The Company reserves the right to file, at any time, such supplements or amendments to these accompanying unaudited consolidated financial statements. The accompanying unaudited consolidated financial statements should not be considered an admission regarding any of the Debtors' income, expenditures or general financial condition, but rather, a current compilation of the Debtors' books and records. The Company does not make, and specifically disclaims, any representation or warranty as to the completeness or accuracy of the information set forth herein.

        All significant intercompany accounts have been presented gross for purposes of these unaudited consolidated financial statements and accordingly, have not been eliminated in consolidation. GAAP would require that these intercompany balances be eliminated in consolidation. See Note 8 to these unaudited consolidated financial statements for further discussion.

        As previously stated, certain footnote disclosures normally included in unaudited consolidated financial statements prepared in accordance with GAAP have been condensed or omitted. In the opinion of management, all disclosures considered necessary for an informative presentation have been included herein. As further discussed in Dismissal of Former Independent Public Accountants/New Management below, PricewaterhouseCoopers, LLP ("PwC"), the Company's independent auditors, has not completed its audit as of and for the years ended December 31, 2003, 2002 and 2001 or its re-audits as of and for the years ended December 31, 2000 and 1999.

Discontinued Operations

        As more fully described in Note 17, in April 2004, the Company transferred the economic risks and benefits of certain assets which provide competitive local exchange carrier ("CLEC") telecommunication services. Accordingly, the Company presented such CLEC assets as discontinued operations in April 2004.

Change in Useful Life

        In March 2004, effective January 1, 2004, the Company changed the useful life used to calculate the depreciation of converter boxes from five years to four years due to the introduction of advanced set-top boxes which provide high definition and digital video recording capabilities.

Reclassification

        Certain amounts for the twenty-six months ended August 31, 2004 have been reclassified to conform with the August 31, 2004 monthly presentation.

        In accordance with SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," the Company has reclassified "Cumulative redeemable exchangeable preferred stock" as a liability in the accompanying unaudited consolidated balance sheet.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Dismissal of Former Independent Public Accountants/New Management

        As disclosed in its Current Report on Form 8-K filed on June 14, 2002, as amended, the Company, on June 9, 2002, dismissed Deloitte & Touche LLP ("Deloitte"), its former independent public accountants. As a result of actions taken by management of the Company during the time that members of the Rigas Family held all of the senior management positions ("Rigas Management"), the Company has not yet completed its financial statements as of and for the years ended December 31, 2003, 2002 and 2001 or received its independent auditor's report thereon. In addition, the Company has not filed with the Securities and Exchange Commission ("SEC") its Annual Reports on Form 10-K as of and for the years ended December 31, 2003, 2002 and 2001. Furthermore, the Company has not timely filed its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2004, March 31, 2004, September 30, 2003, June 30, 2003, March 31, 2003, September 30, 2002, June 30, 2002 and March 31, 2002. As of the date Deloitte was dismissed as the Company's independent accountants, Deloitte had not completed its audit or issued its independent auditors' report with respect to the Company's financial statements as of and for the year ended December 31, 2001. In addition, Deloitte withdrew the audit reports it had issued with respect to the financial statements of the Company and its subsidiaries. The Company is performing a review of its historical books and records, accounting policies and practices and financial statements to determine whether its books and records and financial statements need to be adjusted in light of the actions taken by management of the Company during the time that the Rigas Family held director and officer positions at the Company. Adelphia's current management is actively engaged in preparing restated financial statements for 2000 and 1999 and preparing financial statements for 2003, 2002 and 2001. In addition, PwC is preparing the audits for the years ended December 31, 2003, 2002 and 2001 and re-audits for the years ended December 31, 2000 and 1999. See Note 3 to these unaudited consolidated financial statements for further information.

        On November 6, 2002, the Company filed a lawsuit against Deloitte charging them with, among other matters, professional negligence, breach of contract, fraud and wrongful conduct. The Company is seeking compensation for all injury from Deloitte's conduct, as well as punitive damages. Deloitte filed preliminary objections to the complaint. On June 11, 2003, the Bankruptcy Court denied Deloitte's preliminary objections in their entirety. On September 15, 2003, Deloitte filed an answer and counterclaims with respect to the Company's complaint and also asserted claims against the Rigas Family. On January 9, 2004, the Company filed an answer to Deloitte's counterclaims and also served discovery requests on Deloitte, including (i) Adelphia's First Set of Document Requests and (ii) a Notice of Deposition of Deloitte's Corporate Designee. Deloitte moved to stay discovery in this action until completion of the U.S. Department of Justice's investigation of certain members of the Rigas Family and certain alleged co-conspirators, which Adelphia opposed. Discovery in the action has commenced.

        Effective March 18, 2003, the Company appointed William Schleyer to serve as its new Chief Executive Officer and Ronald Cooper to serve as its new President and Chief Operating Officer. The new Chief Executive Officer replaced the interim Chief Executive Officer, who, along with other new members of management, took control of the Company in May 2002. The Company's employment of Messrs. Schleyer and Cooper was approved by the Bankruptcy Court by orders dated March 4, 2003 and March 7, 2003, respectively. Mr. Schleyer's employment agreement provides that he will be permitted to use the Company's aircraft in accordance with the corporate aircraft policy approved by the Board of Directors, and prohibits personal use of the aircraft.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

In October 2003, the Board of Directors approved an aircraft policy that provides, among other things, that reimbursed commuting under a timeshare arrangement does not constitute personal use of the aircraft if significant advantages to the Company in terms of time, money, security or productivity may be realized.

2.     Debt and Other Obligations

        Due to the commencement of the Chapter 11 filings and the Company's failure to comply with certain financial covenants, the Company is in default on substantially all of its pre-petition debt obligations. Except as otherwise may be determined by the Bankruptcy Court, the stay protection afforded by the Chapter 11 filings prevents any action from being taken with regard to any of the defaults under the pre-petition debt obligations. All of the pre-petition obligations are classified as liabilities subject to compromise in the accompanying consolidated balance sheet as of August 31, 2004. See Note 4 to these unaudited consolidated financial statements for further information.

Extended DIP Facility

        In connection with the Chapter 11 filings, the Company entered into the $1,500,000 DIP Facility. On May 6, 2004, the Bankruptcy Court entered an order approving the $1,000,000 Extended DIP Facility and on May 10, 2004, the Company closed on the Extended DIP Facility. The Extended DIP Facility superceded and replaced in its entirety the DIP Facility. The Extended DIP Facility matures on the earlier of March 31, 2005 or upon the occurrence of certain other events, including, with respect to each designated subsidiary borrowing group, the effective date of a reorganization plan of the loan parties in such designated subsidiary borrowing group that is confirmed pursuant to an order of the Bankruptcy Court. Upon the closing of the Extended DIP Facility, the Company borrowed an aggregate of approximately $390,750 thereunder and used all such proceeds to repay all of the then outstanding principal, accrued interest and certain related fees and expenses under the DIP Facility. The proceeds from borrowings under the Extended DIP Facility can be used for general corporate purposes and investments, as defined in the Extended DIP Facility. The Extended DIP Facility is secured with a first priority lien on all of Adelphia's unencumbered assets, a priming first priority lien on all its assets securing its pre-petition bank debt, and a junior lien on all other assets subject to valid pre-existing liens. The Extended DIP Facility consists of an $800,000 revolving credit facility (the "Tranche A Loan") and a $200,000 loan (the "Tranche B Loan"). Loans under the Extended DIP Facility bear interest at the Alternate Base Rate (greatest of the Prime Rate, the Base CD Rate plus 1% or the Federal Funds Effective Rate plus .5%) plus 1.5% or the Adjusted LIBOR Rate, as defined in the Extended DIP Facility, plus 2.5%.

        The Extended DIP Facility contains certain restrictive covenants, which include limitations on the ability of the loan parties to (i) incur additional guarantees, liens and indebtedness, (ii) sell or otherwise dispose of certain assets and (iii) pay dividends or make other distributions, loans or payments to Adelphia or to other loan parties who do not belong to the same designated subsidiary borrowing group. The Extended DIP Facility also requires compliance with certain financial covenants with respect to operating results and capital expenditures. These financial covenants became effective for periods beginning May 1, 2003.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        On September 24, 2004, Amendment No. 2 to the Extended DIP Facility ("Amendment No. 2") became effective. Under the terms of Amendment No. 2, (i) the date by which the Company is required to deliver to the DIP Lenders its consolidated audited balance sheet and related consolidated audited statement of income and cash flows for the fiscal years ended December 31, 2002 and December 31, 2003 has been extended from September 30, 2004 until no later than December 31, 2004 and (ii) the date by which each of the designated subsidiary borrowing groups under the Extended DIP Facility is required to deliver to the DIP Lenders a consolidating schedule containing balance sheets and related statements of income and cash flows for such designated subsidiary borrower group for the fiscal years ended December 31, 2002 and December 31, 2003 has been extended from September 30, 2004 until no later than February 28, 2005.

        On June 29, 2004 and July 30, 2004, certain loan parties made mandatory prepayments of principal on the Extended DIP Facility in connection with the consummation of certain asset sales. As a result, the total commitment for the entire Extended DIP Facility was reduced to $996,425, with the total commitment of the Tranche A Loan being reduced to $796,822 and the total commitment of the Tranche B Loan being reduced to $199,603. As of August 31, 2004, $361,572 under the Tranche A Loan has been drawn and letters of credit totaling $114,587 have been issued under the Tranche A Loan, leaving availability of $320,663 under the Tranche A Loan. Furthermore, as of August 31, 2004, $199,603 under the Tranche B Loan has been drawn.

        The foregoing summary of certain material terms and conditions of the Extended DIP Facility do not represent a complete summary of all of the material terms and conditions of the Extended DIP Facility and is qualified in its entirety by reference to the Extended DIP Facility and Amendment No. 1 and Amendment No. 2 thereto, copies of which are attached as exhibits to the Company's Current Reports on Form 8-K filed with the SEC on May 12, 2004, July 27, 2004 and September 27, 2004, respectively.

Co-Borrowing Credit Facilities

        As disclosed in the Company's Current Report on Form 8-K filed on May 24, 2002, various subsidiaries of the Company entered into co-borrowing credit facilities with certain entities owned by the Rigas Family. Historically, the Company's financial statements reported borrowings attributable only to the Company under such co-borrowing credit facilities and provided footnote disclosure as to the total amount of borrowings permitted under such facilities without disclosing the amount of borrowings attributable to entities owned by the Rigas Family. As a result, the entire amount of indebtedness for which the Company's affiliates could be liable under the co-borrowing credit facilities was not reflected as indebtedness on the Company's historical financial statements.

        As discussed in Note 1, at this time, PwC has not completed its audits of the Company's financial statements as of and for the years ended December 31, 2003, 2002 and 2001 and the Company is engaged in preparing restated financial statements as of and for the years ended December 31, 2000 and 1999. As disclosed in its Current Reports on Form 8-K filed on May 24 and June 10, 2002, after initial discussions with the SEC in early May 2002, the Company announced on May 24, 2002 that it had tentatively concluded that it would increase the Company's indebtedness to reflect the full amount of borrowings by entities owned by the Rigas Family for which subsidiaries of the Company are jointly and severally liable.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Accordingly, the accompanying unaudited consolidated financial statements reflect an increase of $2,846,156 of such indebtedness of parent and subsidiary debt in liabilities subject to compromise with a corresponding receivable from such Rigas Entities reflected as a reduction in stockholders' equity. Since consultations are continuing with the SEC and PwC, and PwC has not yet completed its audit of the Company's financial statements, the accounting treatment for the increase in parent and subsidiary debt and the reduction in stockholders' equity for the corresponding receivable reflected in the accompanying unaudited financial statements has yet to be finalized. The final accounting treatment may result in a materially different treatment from that presented herein.

        On July 6, 2003, the Creditors' Committee filed an adversary proceeding against the Debtors' Pre-Petition Agents and Pre-Petition Secured Lenders (collectively, the "Defendants") on behalf of the Debtors and their estates seeking, among other things, to: (i) recover as fraudulent transfers the principal and interest paid by the Debtors to the Defendants; (ii) avoid as a fraudulent transfer the Debtors' obligation, if any, to repay the Defendants; (iii) recover damages for breaches of fiduciary duties to the Debtors and for aiding and abetting fraud and breaches of fiduciary duties by the Rigas Family; (iv) equitably disallow, subordinate or re-characterize each of the Defendants' claims in the Debtors' bankruptcy proceedings; (v) avoid and recover certain preferential transfers made to certain of the Defendants; and (vi) recover damages for violations of the Bank Holding Company Act. On July 29, 2003, the Bankruptcy Court entered a Stipulation and Order Regarding (a) the Creditors' Committee's Motion for Leave to Prosecute Claims and Causes of Action Against the Defendants, (b) the Equity Committee's Motion to Intervene in the Adversary Proceeding and (c) the Pre-Petition Agents' Responses in Opposition to the Motion of the Creditors' Committee and the Equity Committee and Alternative Motions to Dismiss the Creditors' Committee's Complaint. On July 31, 2003, the Equity Committee filed a motion seeking authority to file additional claims against the Pre-Petition Lenders. By decision and order of the Bankruptcy Court, on August 5, 2003, the Bankruptcy Court determined that the Creditors' Committee had met the applicable legal standards to assert claims on behalf of the Debtors. On or about October 3, 2003, certain of the Defendants filed objections to the Creditors' Committee's motion seeking standing to pursue the adversary proceeding filed against the Defendants. On or about January 13, 2004, the Creditors' Committee filed its memorandum of law in opposition to objections to standing and motions to dismiss. On or about June 4, 2004, the Pre-Petition Agents filed oppositions to the Equity Committee's Motion to Intervene. A hearing on the Motion has not been scheduled yet.

        In late March and early April 2004, each of the Debtors' Pre-Petition Agents filed adversary proceedings against the Debtors, seeking, among other things, a judicial determination of certain of their rights pursuant to their respective credit agreements. The Debtors have not responded yet to any of these actions.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

  Parent and Subsidiary Debt

        The following information is an update of certain disclosures relating to the book value of the Company's debt, as reflected on its books and records, included in Note 4 to Adelphia's consolidated financial statements contained in the Annual Report on Form 10-K as of and for the year ended December 31, 2000. The book value of such indebtedness does not necessarily reflect the amount of the claim of the holders' of such indebtedness in the Company's bankruptcy proceeding.

August 31, 2004
Parent Debt:
9 1/4% Senior Notes due 2002	$325,000
8 1/8% Senior Notes due 2003	149,817
10 1/2% Senior Notes due 2004	150,000
7 1/2% Senior Notes due 2004	100,000
10 1/4% Senior Notes due 2006	487,698
9 7/8% Senior Notes due 2007	348,417
8 3/8% Senior Notes due 2008	299,438
7 3/4% Senior Notes due 2009	300,000
7 7/8% Senior Notes due 2009	350,000
9 3/8% Senior Notes due 2009	497,048
10 7/8% Senior Notes due 2010	745,316
10 1/4% Senior Notes due 2011	1,000,000
6% Convertible Subordinated Notes due 2006	1,024,924
3 1/4% Convertible Subordinated Notes due 2021	978,253
9 7/8% Senior Debentures due 2005	129,286
9 1/2% Pay-In-Kind Notes due 2004	31,847

Total parent debt	$6,917,044

Subsidiary Debt:
Notes to banks	$3,970,532
Extended DIP Facility	561,176
10 5/8% Senior Notes of Olympus due 2006	202,243
11% Senior Subordinated Notes of FrontierVision Due 2006	207,953
11 7/8% Senior Discount Notes Series A of FrontierVision due 2007	244,639
11 7/8% Senior Discount Notes Series B of FrontierVision due 2007	89,953
Zero Coupon Senior Discount Notes of Arahova due 2003	412,601
9 1/2% Senior Notes of Arahova due 2005	250,590
8 7/8% Senior Notes of Arahova due 2007	245,371
8 3/4% Senior Notes of Arahova due 2007	219,168
8 3/8% Senior Notes of Arahova due 2007	96,046
8 3/8% Senior Notes of Arahova due 2017	94,924
Senior Discount Notes of Arahova due 2008	348,086
Other subsidiary debt and capital leases	176,346

Total subsidiary debt	$7,119,628

Total parent and subsidiary debt, exclusive of co-borrowing credit facilities	14,036,672
Debt under co-borrowing credit facilities attributable to Rigas Entities	2,846,156

$16,882,828

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        In connection with the Company's ongoing review of its books and records and other information, an adjustment was made for liabilities subject to compromise regarding classification of leases. For purposes of this report only, leases which are being paid on a current basis, have not been treated as liabilities subject to compromise.

        Total parent and subsidiary debt, exclusive of debt under co-borrowing credit facilities attributable to Rigas Entities, of $14,036,672 consists of liabilities subject to compromise of $13,421,601, bank financing under the Extended DIP Facility of $561,176 and capital leases of $53,895.

Weighted average interest rate payable by subsidiaries under credit agreements with banks	5.20%

        On December 29, 2003, certain holders of prepetition convertible subordinated debt issued by Adelphia Communications Corporation ("ACC") and the Bank of New York, as trustee with respect to such debt, filed a lawsuit (the "X-Clause Litigation") against ACC seeking, among other things, a declaratory judgment stating that under the provisions of the applicable indentures, such holders are entitled to receive and retain their pro rata portion of payment on their claims to the extent that distributions are made to ACC's senior note holders in the form of Common Stock under any plan proposed in the chapter 11 cases. By order dated April 13, 2004, the Bankruptcy Court dismissed the X-Clause Litigation, without prejudice, because the issue presented was not ripe for decision.

Interest Expense

        Interest expense totaled $34,135 and $856,457 for the one and twenty-six month periods ended August 31, 2004, respectively, of which $13,708 and $340,683 is attributable to the Rigas Entities under co-borrowing credit facilities. In accordance with SOP 90-7, interest expense is reported only to the extent that it will be paid during Chapter 11 proceedings or will be allowed on a secured or unsecured claim. Had the Company not filed voluntary petitions under Chapter 11 of the Bankruptcy Code, the amount of interest expense that would have been reported in the unaudited consolidated statement of operations, for the one and twenty-six month periods ended August 31, 2004 is $95,758 and $2,463,018, respectively.

Other

        By order dated August 7, 2003, the Bankruptcy Court ordered that the Rigas Family could cause the Rigas Entities to pay on their behalf certain defense costs, not to exceed $15,000 in the aggregate. The order does not require any Debtor to advance funds of any Debtor's estate for such defense costs. Adelphia and the Creditors' Committee both appealed the order. The United States District Court for the Southern District of New York temporarily stayed the order. On September 2, 2003, the Bankruptcy Court approved a stipulation and order (the "Rigas Stipulation") between the Debtors, the Rigas Family and certain other parties that allowed the Rigas Entities to advance up to $15,000 in defense costs to the Rigas Family, acknowledged that certain Rigas Entities were in default under certain co-borrowing credit facilities and delegated certain management rights to the Company with respect to the Rigas Entities. On February 18, 2004, the Bankruptcy Court approved the request of the Rigas Family for an additional $12,800 for criminal defense costs only (the "February 18 Rigas Order"). The Debtors and Creditors' Committee appealed the February 18 Rigas Order. The Debtors' motion for a stay of the Bankruptcy Court's order, pending appeal in the District Court, was denied by the District Court. A decision on the appeal has not been made. As of August 31, 2004, the Rigas Entities had advanced $27,800 to the Rigas Family for defense costs in accordance with the Rigas Stipulation and the February 18 Rigas Order. On September 14, 2004, the Rigas Family filed a motion seeking to modify the previous defense cost orders for approximately $11, 000 of additional funding for legal fees and expenses. A hearing on the motion commenced September 24, 2004.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

3.     Correction in Accounting Policies and Practices / Provision for Accounting Changes

        Effective January 1, 2003, the Company, as part of its ongoing review of its historical books and records and its financial statements, corrected certain of its erroneous accounting policies and practices for Property, Plant and Equipment ("PP&E") relating to the capitalization of labor, labor-related costs, certain overhead costs, and certain materials (collectively, "Capitalized Costs") used in the maintenance of its cable systems. The erroneous capitalization of costs that were corrected included, among other things, Capitalized Costs for service calls and normal, ongoing maintenance to cable systems. Some of the items that had been capitalized included system electrical power, converter repairs, equipment repairs and maintenance contracts. The Company believes that the corrections were necessary in order to be in compliance with GAAP. At the time the Company filed its current report on Form 8-K dated February 25, 2003, the Company was still evaluating Capitalized Costs related to installation activities and internal construction (collectively, "Capitalized Installation and Construction Activities"). In April 2003, the Company corrected its erroneous accounting policies and practices related to Capitalized Installation and Construction Activities and recorded an adjustment of approximately $15,000 in the April 2003 accounting month to correct for these errors for the months of January through March 2003. These errors included the incorrect capitalization of reconnect and disconnect activities, which are prohibited by GAAP, as well as the improper capitalization or overcapitalization of certain overhead costs. This adjustment had the effect of increasing expenses and reducing capital expenditures in April 2003.

        The Company has not restated previously filed Adelphia Monthly Operating Reports and has not completed its review and analysis of its new accounting policies and practices for PP&E relating to Capitalized Costs, including Capitalized Installation and Construction Activities, on the financial statements for the years ended December 31, 2003, 2002, 2001, 2000 and 1999. However, the Company has recorded total adjustments of $144,000 in 2002 for estimated corrections in accounting polices and practices, comprised of (i) a May 2002 adjustment expensing approximately $21,000 for certain costs erroneously capitalized under Rigas Management accounting policies and practices, (ii) a December 2002 adjustment expensing approximately $21,000 for certain costs erroneously capitalized under Rigas Management accounting policies and practices, and (iii) an estimated provision for accounting changes of $51,000 in June 2002 and $8,500 per month from July 2002 through December 2002.

        The Company estimates that the new accounting policies and practices relating to Capitalized Costs, including Capitalized Installation and Construction Activities, for PP&E will materially increase expenses and decrease capital expenditures as compared to the accounting policies and practices of the Company under Rigas Management. The impact of the new accounting policies and practices relating to Capitalized Costs, including Capitalized Installation and Construction Activities, for PP&E on the Company's results of operations will vary based upon levels of activities. Furthermore, the Company is currently unable to determine the impact on depreciation expense attributable to these corrections for any period since the adjustments to the historical costs of PP&E for 2003, 2002, 2001, 2000 and 1999 have not yet been finalized. The impact of these changes and any other further changes will likely be material.

        Additionally, management has not completed its overall review of the Company's historical books and records, accounting policies and practices and financial statements, and accordingly, the Company may record additional adjustments for corrections in erroneous accounting policies and practices in addition to those adjustments already recorded for PP&E, and such adjustments may be material. PwC has not completed its audit of the Company's books for any period and their audit could result in further adjustments to the Company's results of operations and those adjustments could be material.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

4.     Liabilities Subject to Compromise

        As discussed in Note 1 to the accompanying unaudited consolidated financial statements, the Company has been operating as a debtor-in-possession under Chapter 11 of the Bankruptcy Code since June 25, 2002. The Company is authorized to operate its business in the ordinary course pursuant to Chapter 11 of the Bankruptcy Code.

        Due to the commencement of the Chapter 11 cases and the Company's failure to comply with certain financial covenants, the Company is in default on substantially all of its pre-petition debt obligations. As a result of the Chapter 11 filing, all actions to collect the payment of pre-petition indebtedness are subject to compromise or other treatment under a plan or plans of reorganization. Generally, actions to enforce or otherwise effect payment of pre-Chapter 11 liabilities are stayed. However, as part of the first day orders and subsequent motions granted by the Bankruptcy Court, the Bankruptcy Court approved Adelphia's motions to pay certain pre-petition obligations including, but not limited to, employee wages, salaries, commissions, incentive compensation and other related benefits. The Company has been paying and intends to continue to pay undisputed post-petition claims in the ordinary course of business. In addition, the Company may assume or reject pre-petition executory contracts and unexpired leases with the approval of the Bankruptcy Court. Unless otherwise agreed to by the parties, the cost of curing any pre-petition executory contract or unexpired lease is borne by the Debtors. Any damages resulting from the rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise.

        By order dated October 24, 2003 (the "Bar Date Order"), the Bankruptcy Court established a bar date for filing proofs of claim against the Debtors' estates of the later of January 9, 2004 at 5:00 P.M. (Eastern Time) or 30 days after the date upon which the Debtors amend their respective Schedules of Liabilities or the Bankruptcy Court enters a rejection order. A bar date is the date by which proofs of claims must be filed if a claimant disagrees with how such claimant's claim appears on the Debtor's Schedules of Liabilities. The Company provided notice to all known claimants of the bar date and their need to file a proof of claim with the Bankruptcy Court. The aggregate amount of claims filed exceeds $3.2 trillion, but excludes any estimated amounts for unliquidated claims. The Debtors believe that many of these claims are duplicative, based upon contingencies that have not occurred, or otherwise are overstated, and are therefore invalid. Differences between amounts recorded by the Debtors and claims filed by creditors are being investigated and resolved in connection with the Debtors' claims resolution process. That process has commenced and, in light of the number of claims asserted, will take significant time to complete. Accordingly, the ultimate number and allowed amounts of such claims are not presently determinable. On July 31, 2003, each Debtor filed with the Bankruptcy Court its Schedules of Liabilities and Statement of Financial Affairs. On or about October 8, 2003, each Debtor filed its First Amendment to its Schedules of Liabilities and Statement of Financial Affairs. On or about October 24, 2003, certain of the Debtors filed a Second Amendment to their respective Schedules of Liabilities. Between February 27 and March 1, 2004, each Debtor filed its Schedules of Assets and February 2004 Amendments to Schedules of Liabilities and Executory Contracts and February 2004 Amendments to the Statement of Financial Affairs. On April 23, 2004 one of the Debtors filed its April 2004 Amendments to its Schedules of Liabilities.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        On December 3, 2003, the SEC filed a proof of claim in the Chapter 11 Cases against ACC for, among other things, unliquidated claims for penalties, disgorgement, and prejudgment interest arising from violations of the federal securities laws (the "SEC Claim"). On July 14, 2004, the Creditors' Committee initiated an adversary proceeding against the SEC alleging, among other things, that (i) pursuant to sections 510(b) and 726(a) of the Bankruptcy Code the SEC Claim should be subordinated to prevent the SEC from claiming a recovery for junior stockholders and subordinated noteholders prior to senior creditors being paid in full, and (ii) the court should grant declaratory relief that the SEC Claim applies only to ACC (as opposed to all of the Debtors) because, pursuant to the Bar Date Order, the failure to file separate proofs of claim against each of the Debtors bars the SEC from pursuing claims against any entity other than ACC. In response, on August 12, 2004, the SEC filed an Answer to the adversary proceeding initiated by the Creditors' Committee asserting, among other things, (i) it may recover against debtors affiliated with ACC that engaged in fraud, received the fruits of ACC's fraud, or otherwise commingled assets with ACC if the various estates are substantively consolidated (and if not, reserves the right to file an action to substantively consolidate the estates) and (ii) that the relief sought by the Creditors' Committee rests upon contingent events that may not occur as anticipated by the Creditors' Committee and, therefore, are not ripe for judicial review. Neither a discovery nor a briefing schedule has been set.

        Liabilities subject to compromise consist of the following:

August 31, 2004
Parent and subsidiary debt	$13,421,601
Parent and subsidiary debt under co-borrowing credit facilities attributable to Rigas Family Entities	2,846,156
Accounts payable	889,587
Accrued and other liabilities	519,644
Intercompany payables	27,012,249
Related party payables	1,233,606
Cumulative redeemable exchangeable preferred stock	148,794

$46,071,637

        Liabilities subject to compromise have been reported in accordance with SOP 90-7. Such amounts may be subject to future adjustments depending on Bankruptcy Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events. Such adjustments may be material to the amounts reported as liabilities subject to compromise.

        Valuation methods used in Chapter 11 reorganization cases vary depending on the purpose for which they are prepared and used and are rarely based on GAAP, the basis of which the accompanying financial statements are prepared, unless otherwise noted. Accordingly, the values set forth in the accompanying unaudited consolidated financial statements are not likely to be indicative of the values presented to or used by the Bankruptcy Court.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

5.     Non-Recurring Professional Fees and Reorganization Expenses Due to Bankruptcy

        The Company is incurring certain non-recurring professional fees that, although not directly related to the Chapter 11 filing, relate to the Company's reorganization and have been incurred in response to the actions taken by Rigas Management. These expenses include the re-audit, legal, special investigation and forensic consultant fees of the Company and the Special Committee of the Board of Directors and have been included in non-recurring professional fees in the accompanying unaudited consolidated statements of operations. Based on the Company's interpretation of SOP 90-7, only those fees directly related to the Chapter 11 filing should be expensed and included in reorganization expenses due to bankruptcy in the unaudited consolidated statements of operations. These expenses include legal, restructuring and financial consultant fees for the Company and for Committee representatives.

6.     Accounts Payable, Accrued Expenses and Other Liabilities

        To the Company's knowledge, all undisputed post-petition trade payables are current and all premiums for insurance policies, including all workers' compensation and disability insurance policies, required to be paid are fully paid as of August 31, 2004.

        As stated in Note 1, the Company is reviewing its books and records and other information on an ongoing basis to determine whether the accompanying unaudited consolidated financial statements should be supplemented or otherwise amended. Management is currently performing a review to substantiate the completeness of all liabilities. Such review is ongoing and may result in additional adjustments to the accompanying unaudited consolidated financial statements.

7.     Preferred Stock

        In accordance with the accounting direction provided in SOP 90-7, the Company has discontinued accruing for its preferred stock dividends as of June 25, 2002, the filing date of the Chapter 11 cases. Had the Company not filed voluntary petitions under Chapter 11 of the Bankruptcy Code, preferred stock dividends would have been $5,750 and $149,500 for the respective one and twenty-six month periods ended August 31, 2004.

        On August 11, 2003, the Debtors initiated an adversary proceeding against the holders of various series of preferred stock of Adelphia (the "Preferred Stockholders"), seeking, among other things, to enjoin the Preferred Stockholders from exercising certain purported rights to elect directors to the Board of Directors due to Adelphia's failure to pay dividends and alleged breaches of debt-like covenants contained in the Certificates of Designations relating to the preferred stock. On August 13, 2003, certain of the Preferred Stockholders filed an action in the Delaware Chancery Court seeking a declaratory judgment of their purported right to appoint two directors to the Board of Directors (the "Delaware Action"). On August 13, 2003, the Bankruptcy Court granted the Debtors a temporary restraining order, which, among other things, stayed the Delaware Action and temporarily enjoined the Preferred Stockholders from exercising their purported rights to elect directors to the Board of Directors. Thereafter, the Delaware Action was withdrawn.

8.     Intercompany Receivables and Payables

        The accompanying unaudited consolidated financial statements include intercompany receivables and payables related to all of Adelphia's majority-owned subsidiaries and subsidiaries that are at least 50% owned and controlled by the Company. The intercompany receivables and payables are presented at the gross amount with the total receivables balance included in assets and the total intercompany payables balance included in liabilities in the accompanying unaudited consolidated balance sheet. Intercompany payables have been segregated between pre- and post- bankruptcy petition and none of the intercompany balances have been collateralized (other than certain post-bankruptcy petition intercompany receivables that are required to be collateralized under the terms of the Extended DIP Facility until such time as such intercompany receivables are paid). The intercompany balances do not net to zero as the Non-Filing Entities and CMLCV have not been included in the accompanying consolidated financial statements, as discussed in Note 1.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

9.     Related Party Receivables and Payables

        Related party receivables and payables represent advances to and payables from certain related parties, including entities owned and/or controlled by the Rigas Family. Related party receivables and payables are presented at the gross amount with the total receivable balance included in assets and the payables included in the liabilities in the accompanying unaudited consolidated balance sheet. Related party payables have been segregated between pre-and post-bankruptcy petition, and none of the related party balances have been collateralized. Management is continuing to evaluate the proper classification and recoverability of related party receivables and may record reserves against such receivables in the future.

10.   Cash and Cash Equivalents and Restricted Cash

        The Company considers all highly liquid investments with a maturity date of three months or less to be cash equivalents.

        As of August 31, 2004, the Company has restricted cash of $29,220 for the payment of franchise obligations, as required by an agreement with the Company's insurance provider. Also included in restricted cash is $3,598 related to revenue received from customers which was placed in trust as a result of a dispute arising from the acquisition of certain cable systems from Verizon Media Ventures, Inc. The remainder of the restricted cash balance primarily consists of cash collateral supporting obligations under certain of the Company's franchise agreements and surety bonding obligations.

11.   Subscriber Receivables

        Subscriber receivables consist of monthly amounts due from the Company's customers and are reported net of allowance for doubtful accounts of $18,038.

12.   Prepaid Expenses and Other Assets—Net

        Included in other assets—net are unamortized deferred financing fees of $154,976 relating to pre-petition debt obligations. Such amounts are not currently being amortized. See Note 4 to these unaudited consolidated financial statements for further discussion. SOP 90-7 requires that in cases where the underlying debt becomes an allowed claim and the allowed claim differs from the net carrying amount of the debt, the amount of the debt will be adjusted for any unamortized deferred loan fees to equal the value of the allowed claim. Any gain or loss from such adjustments to the underlying debt as compared to the allowed claim will be reflected in the statement of operations.

13.   Other-than-Temporary Impairment of Investments, Long-Lived Assets and Certain Other Assets

        As discussed in Note 1, the Company is reviewing its books and records and other information on an ongoing basis to determine whether the accompanying unaudited consolidated financial statements should be supplemented or otherwise amended. Additionally, as discussed in Note 1, PwC has not completed its audit as of and for the years ended December 31, 2003, 2002 and 2001 or its re-audit as of and for the years ended December 31, 2000 and 1999. The Company is performing an evaluation of impairment related to several investments and long-lived and certain other assets. This evaluation includes a review of the accounting treatment when the transaction originated and a review of the accounting subsequent to the date of origination, including periodic evaluations for impairment. These evaluations may result in adjustments to the unaudited consolidated financial results contained herein and financial statements as of and for the periods ended December 31, 2003, 2002, 2001, 2000 and 1999. The adjustments may be material to these periods.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        Listed below are certain investments and other assets for which (with the exception of property, plant and equipment and intangible assets) the Company has recorded an asset impairment charge during the twenty-six month period ended August 31, 2004. All adjustments to be made to prior periods as a result of the Company's restatement of prior year financial statements have not been reflected in the unaudited consolidated financial statements contained herein pending the completion of the audit as of and for the years ended December 31, 2003, 2002 and 2001 and the re-audits as of and for the years ended December 31, 2000 and 1999.

        The tables below present the impairment of long-lived and other assets and other than temporary impairment of investments and other assets that have been recorded by the Company since July 1, 2002.

Twenty-six Months Ended August 31, 2004
Impairment of Long-Lived and Other Assets:
Internal Operations, Call Center and Billing System	$63,910
Competitive Local Exchange Carriers	8,224

$72,134

Other-than-Temporary Impairment of Investments and Other Assets:
Buffalo Sabres	68,612
Interactive Digital TV Investments	1,697
Praxis Capital Ventures, L.P.	2,600

$72,909

Internal Operations, Call Center and Billing System

        From 1998 through mid-2002, the Company was developing an internal operations, call center and billing system known as "Convergence." After careful evaluation of the functionality and usability of Convergence, the Company decided not to pursue continued rollout and terminated additional funding for the system. In October 2002, the Company recognized an impairment charge related to the abandonment of the Convergence system in the amount of $63,910. Additional adjustments totaling $7,610 were recorded in October to reclassify payroll and other operating expenses improperly capitalized during 2002. The Company's remaining investment in this system of approximately $30,000 will be adjusted in connection with the restatement of its prior year financial statements.

Closure of the CLECs

        In August 2002, the Company filed a motion with the Bankruptcy Court for approval to close operations in 14 markets that were served by the Company's CLECs. The CLECs provided local telephone service to certain geographic markets and competed with local telephone exchange carriers. The Company's Board of Directors approved the closure, and approval was granted by the Bankruptcy Court by order dated September 25, 2002. The Company expects that, in connection with the restatement of its financial statements for prior periods, the property, plant and equipment associated with these CLECs will be written down by approximately $100,000. The remaining net book value of the property, plant and equipment of approximately $20,000 was depreciated over its estimated remaining useful life beginning in November 2002 through April 2003. Furthermore, in November 2002, the Company recognized an additional impairment of $6,873 on certain of its CLEC assets and recorded a reserve on its CLEC trade accounts receivables of $1,351.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Buffalo Sabres

        As disclosed in the Company's Current Report on Form 8-K filed on May 24, 2002, the Company had entered into various arrangements with Niagara Frontier Hockey, L.P. ("NFHLP"), a Delaware limited partnership owned by the Rigas Family. Among other assets, NFHLP owned the Buffalo Sabres, a National Hockey League team. The Company made approximately $165,000 of loans and advances, including accrued interest, to NFHLP and its subsidiaries. In November 2002, the Company recognized impairments of those loans and advances of $31,447. On January 13, 2003, NFHLP and certain of its subsidiaries (the "Niagara Debtors") filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Western District of New York (the "NFHLP Bankruptcy Court").

        On or about March 13, 2003, certain of the Niagara Debtors entered into an Asset Purchase Agreement with Hockey Western New York LLC for the sale of certain assets and assumption of certain liabilities of NFHLP. In March 2003, the Company recognized an additional impairment of $37,922 as a result of the then pending sale of certain assets, including the Buffalo Sabres, and assumption of certain liabilities of NFHLP. On April 23, 2003, the sale was completed. The Company did not recover any of its loans and advances in NFHLP from such sale. The March 2003 impairment charge, combined with the November 2002 charge, and with anticipated adjustments related to restatement of the Company's prior year financial statements, completely wrote off the Company's loans and advances in NFHLP and its subsidiaries. On or about August 14, 2003, the NFHLP Bankruptcy Court approved the Niagara Debtors' Disclosure Statement. On September 25, 2003, the NFHLP Bankruptcy Court approved the NFHLP joint plan of liquidation. The Niagara Debtors filed a complaint, dated November 4, 2003, against, among others, the Company and the Creditors' Committee seeking to enforce certain purported rights against the Company and the Creditors' Committee related to the waiver of the Company's claims. Certain of the Niagara Debtors' prepetition lenders have intervened and filed cross-claims against the Company and the Creditors' Committee. A hearing on the complaint or the cross-complaint has not been scheduled.

Interactive Digital TV Investments

        The Company has investments in interactive digital TV product ventures. In December 2002, the Company recognized a loss of $1,697 for declines in investment value deemed other than temporary.

Praxis Capital Ventures, L.P.

        As disclosed in the Company's Current Report on Form 8-K filed on May 24, 2002 the Company entered into certain transactions with Praxis Capital Partners, LLC ("Praxis Capital"), a Delaware limited liability company and Praxis Capital Management, LLC, a Delaware limited liability company, through Praxis Capital Ventures, L.P. ("PCVLP"), a Delaware limited partnership in which ACC Operations, Inc. (a wholly-owned Company subsidiary) is a 99.5% Limited Partner. Formed in June 2001, PCVLP focused on private equity investments in the telecommunications market. At June 30, 2002, the net book value of the Company's portion of these investments was approximately $1,247. In addition, the Company had recorded $1,053 of prepaid management service fees to PCVLP. The Company has recorded reserves totaling $2,600 related to PCVLP. The Company is continuing to evaluate the PCVLP investments, which consist primarily of investments in private companies whose securities have no actively traded market. By order dated October 20, 2003, the Debtors rejected the partnership agreement with Praxis Capital.

        Peter L. Venetis, the son-in-law of John J. Rigas and a former director of the Company, is the managing director of Praxis Capital Management, LLC.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

  Devon Mobile Communications, L.P.

        Pursuant to the Agreement of Limited Partnership of Devon Mobile Communications, L.P., a Delaware limited partnership ("Devon Mobile"), dated as of November 3, 1995 (the "Devon Mobile Limited Partnership Agreement"), the Company owned a 49.9% limited partnership interest in Devon Mobile, which, through its subsidiaries, held licenses to operate regional wireless telephone businesses in several states. Devon Mobile had certain business and contractual relationships with the Company and with former subsidiaries or divisions of the Company which were spun-off as TelCove in January 2002. In late May 2002, the Company notified Devon G.P., Inc., the general partner of Devon Mobile, that it would likely terminate certain discretionary operational funding to Devon Mobile. In July 2002, the Company learned that its former subsidiary, TelCove, had elected to terminate certain services it provided to Devon Mobile. On August 19, 2002, Devon Mobile and certain of its subsidiaries filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court (the "Devon Bankruptcy Court"). In July 2002, the Company recorded an asset impairment reserve against the investment in and receivables from Devon Mobile of $1,221 and $53,646, respectively. In November 2002, the Company refined its evaluation of exposure to Devon Mobile and recorded additional impairments of $51,087, which related primarily to the Company's guarantee of certain obligations of Devon Mobile, other receivables from Devon Mobile, and an incremental investment in Devon Mobile that is expected to result from the Company's restatement of prior year financial information. All such impairments are included in equity in losses of affiliates—net in the accompanying unaudited consolidated statements of operations. As of November 2002, the Company has fully reserved for its investment and receivables in Devon Mobile.

        On January 17, 2003, the Company filed proofs of claim against Devon Mobile and its subsidiaries for approximately $130,100 in debt and equity claims, as well as an additional claim of approximately $34,000 relating to the Company's guarantee of certain Devon Mobile obligations (collectively, the "Company Claims"). On June 23, 2003, Devon filed a disclosure statement for the joint plan of liquidation (the "Disclosure Statement"). On or about July 25, 2003, the Devon Bankruptcy Court approved the Disclosure Statement. By order dated October 1, 2003, the Devon Bankruptcy Court confirmed Devon's First Amended Joint Plan of Liquidation (the "Devon Plan"). The Devon Plan went effective on October 17, 2003, at which time the Company's limited partnership interest in Devon Mobile was extinguished. According to the Disclosure Statement, Devon Mobile and the Official Committee of Unsecured Creditors appointed in the Devon Mobile Chapter 11 cases disagree with the Company Claims and intend to file an objection seeking an order eliminating such claims in their entirety. As of the date hereof, Devon Mobile has not objected to the Company Claims. On or about January 8, 2004, Devon Mobile filed proofs of claim in the Company's Chapter 11 cases in respect of, among other things, certain transfers alleged to be made by Devon Mobile to the Company prior to the commencement of the Company's Chapter 11 cases (the "Devon Claims"). On May 20, 2004, the Company and Devon Mobile filed a stipulation in the Company's Chapter 11 cases granting Devon Mobile limited relief from the automatic stay to (i) file a complaint against the Company based on the Devon Claims and (ii) file objections to the Company Claims in the Devon Bankruptcy Court (the "Devon Stay Stipulation"). The Devon Stay Stipulation was approved by the Bankruptcy Court on June 10, 2004. On June 21, 2004, Devon Mobile filed a complaint (the "Devon Complaint") in the Company's Chapter 11 cases in respect of the Devon Claims. On August 20, 2004, the Company filed an answer and counterclaim in response to the Devon Complaint denying the allegations made in the Devon Complaint and asserting various counterclaims against Devon Mobile, which encompassed the Adelphia Claims. On September 19, 2004, the Company and Devon Mobile filed an Amendment to the Devon Stay Stipulation which provided that the Adelphia Claims will be prosecuted to final order in the Adelphia Bankruptcy Court and will be given full force and effect by the Devon Bankruptcy Court taking into account the rights of set-off and/or recoupment of the parties with respect thereto. The Company anticipates that Devon will deny liability with respect to the Adelphia Claims. Any recovery of the Adelphia Claims is uncertain at this time.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

  Property, Plant and Equipment, and Intangible Assets

        As stated previously, the Company's property, plant and equipment and intangible assets are currently being evaluated by management for asset impairment and other issues. These issues include the ownership of assets, prior capitalization policies, estimated useful lives, amounts allocated to specific assets in connection with acquisitions, and impairment. The complete results of these evaluations are unknown at this time but could result in material adjustments to the net book value of property, plant and equipment and intangible assets at December 31, 2003, 2002, 2001, 2000 and 1999, as well as results of operations for the periods then ended.

        As more fully discussed in Note 3, the Company has corrected many of its erroneous accounting policies and practices for PP&E with respect to the accounting for Capitalized Costs and Capitalized Installation and Construction Activities for the twenty months ended August 31, 2004. The Company is continuing its review of the historical books and records and other information; accordingly, these issues should not be considered the only issues related to these assets that are under evaluation by the Company, and the Company reserves the right to amend, update or supplement this information.

14.   Net Loss Per Weighted Average Share of Common Stock

        Basic net loss per weighted average share of common stock is computed based on the weighted average number of common shares outstanding after giving effect to dividend requirements on the Company's preferred stock (see Note 7). Diluted net loss per common share is equal to basic net loss per common share because the Company's convertible preferred stock and outstanding stock options do not have a dilutive effect for the periods presented. In the future, however, the convertible preferred stock and outstanding stock options could have a dilutive effect on earnings per share.

15.   Supplemental Cash Flow Information

        Cash payments for interest were $33,758 and $828,815 for the one and twenty-six month periods ended August 31, 2004, respectively. Included in these amounts are cash payments made by the Company on behalf of the Rigas family entities of $13,748 and $350,179 for the one and twenty-six month periods ended August 31, 2004, respectively, for interest on the co-borrowing credit facilities. Such payments are included in the related party receivables and payables, net in the accompanying unaudited consolidated statements of cash flows.

16.   EBITDA

        The following is a summary of Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") from the accompanying unaudited consolidated statements of operations for the one and twenty-six month periods ended August 31, 2004. EBITDA is an alternative performance measure that is customarily used by companies that own, operate and manage cable television systems and other related telecommunications businesses. Management believes that EBITDA provides an alternative measure that is useful in evaluating the Company's liquidity. EBITDA is not a performance measure in accordance with GAAP and the use of EBITDA is not meant to replace or supercede any information presented in accordance with GAAP.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        Presented below is a reconciliation of EBITDA to net loss and net cash provided by operating activities as presented in the accompanying unaudited consolidated financial statements.

        Reconciliation of EBITDA to Net loss from continuing operations:

	Month Ended August 31, 2004	Twenty-six Months Ended August 31, 2004
EBITDA	$69,032	$1,686,161
Adjustments to reconcile EBITDA to net loss from continuing operations:
Depreciation and amortization	(97,893)	(2,026,492)
Interest expense	(34,135)	(856,457)
Income tax benefit	—	35

Net loss from continuing operations	$(62,996)	$(1,196,753)

        Reconciliation of EBITDA to Net Cash Provided by Operating Activities

	Month Ended August 31, 2004	Twenty-six Months Ended August 31, 2004
EBITDA	$69,032	$1,686,161
Adjustments to reconcile EBITDA to net cash provided by operating activities:
Amortization of bank financing costs	167	43,694
Impairment of long-lived and other assets	—	72,134
Other-than-temporary impairment of investments and other assets	—	72,909
Minority interest in losses of subsidiaries—net	(1,678)	(24,251)
Equity in losses of affiliates, net	433	109,018
Gain on sale of assets—net	—	(8,642)
Depreciation, amortization and other non-cash items from discontinued operations	—	46,366
Other non-cash items	—	3,856
Reorganization expenses due to bankruptcy	7,030	188,841
Non-recurring professional fees, net of amounts paid	7,750	41,544
Change in Assets and Liabilities:
Subscriber receivables—net	14,679	(1,476)
Other assets—net	(7,403)	(63,203)
Accounts payable	31,080	10,753
Subscriber advance payments and deposits	(7,700)	36,083
Accrued interest and other liabilities	(28,254)	234,816
Liabilities subject to compromise	—	(106,117)
Intercompany receivables and payables—net	(2,054)	(22,895)
Reorganization expenses paid during the period	(6,634)	(153,572)
Interest expense	(34,135)	(856,457)
Income tax benefit	—	35
Discontinued operations	—	(46,139)

Net cash provided by operating activities	$42,313	$1,263,458

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

17.   TelCove Spin-off and Bankruptcy Proceedings

        Adelphia Business Solutions, Inc., which currently conducts business under the name TelCove ("TelCove"), was a consolidated subsidiary of Adelphia as of December 31, 2001. TelCove owns, operates and manages entities which provide CLEC telecommunications services. On January 11, 2002, the Company distributed in the form of a dividend, all of the shares of common stock of TelCove owned by Adelphia to holders of Adelphia's Class A and Class B common stock (the "Spin-off"). As a result of the Spin-off, the Rigas Family held a majority of the total voting power of TelCove common stock. The distribution of TelCove common stock was recorded on the date of the Spin-off. Accordingly, the accompanying unaudited consolidated financial statements do not include the accounts of TelCove. On March 27, 2002, TelCove and certain of its direct subsidiaries filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). On December 19, 2003, the Bankruptcy Court entered an order confirming TelCove's Modified Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated December 18, 2003.

        Prior to the TelCove Spin-off (and in some circumstances following the TelCove Spin-off), Adelphia and TelCove (i) shared certain collocation space, real property interests, fiber-optic cable assets, strands and network infrastructure and related equipment (collectively, the "Shared Assets"); (ii) engaged in joint undertakings, including the construction and overlash of fiber-optic cable networks and facilities, necessary for the construction and operation of a telecommunications network and cable network; and (iii) provided one another with certain services that are or were crucial to the operation of each other's businesses (the "Shared Services").

        In order to reduce the Company's dependence on TelCove for access to certain collocation space, real property interests, fiber-optic cable assets, strands and network infrastructure and related equipment shared by the Company and TelCove (the "Shared Assets") and certain services, provided by the Company and TelCove to one another that are or were crucial to the operation of each others' businesses (the "Shared Services"), as well as to gain operational independence from TelCove and validate and memorialize the ownership of the Shared Assets, on December 3, 2003, the Debtors and TelCove entered into a Master Reciprocal Settlement Agreement pursuant to which the parties, among other things, memorialized their agreement relating to their ownership and use of the Shared Assets. On March 23, 2004, the Bankruptcy Court approved the Master Reciprocal Settlement Agreement.

        In the TelCove plan of reorganization and the related disclosure statement, TelCove alleged that it had substantial claims against the Company totaling more than $1,000,000 (the "Alleged Claims"). On November 25, 2003, the Company filed a proof of claim for administrative expenses against TelCove in the approximate amount of $71,000 (collectively, "Adelphia's Administrative Claims").

        On February 21, 2004, the parties executed a global settlement agreement (the "Global Settlement") which resolves, among other things, the Alleged Claims, Adelphia's Administrative Claims, and TelCove's alleged counterclaims and defenses thereto. The Global Settlement provides that on the closing date, the Company will transfer to TelCove certain settlement consideration, including, $60,000 in cash, plus an additional payment of up to $2,500 related to certain outstanding payables, as well as certain vehicles, real property and intellectual property licenses used in the operation of TelCove's businesses. Additionally, the parties will execute various annexes to the Global Settlement (collectively, the "Annex Agreements") which provide, among other things, for (i) a five-year business commitment to TelCove by the Company; (ii) future use by TelCove of certain fiber capacity in assets owned by the Company and (iii) the mutual release by the parties from any and all liabilities, claims and causes of action which either party has or may have against the other party. Finally, the Global Settlement provides for the transfer by the Company to TelCove of certain CLEC market assets together with the various licenses, franchises and permits related to the operation and ownership of such assets. On March 23, 2004, the Bankruptcy Court approved the Global Settlement. The Annex Agreements became effective in accordance with their terms on April 7, 2004.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        On April 7, 2004, the Company paid $57,941 to TelCove and transferred the economic risks and benefits of the CLEC market assets to TelCove pursuant to the terms of the Global Settlement. On August 21, 2004, the CLEC market assets were transferred to TelCove. On August 20, 2004, the Company paid TelCove an additional $2,464 pursuant to the Global Settlement in connection with the resolution and release of certain claims.

18.   Century-ML Cable Venture Bankruptcy Filing

        On September 30, 2002, CMLCV, a 50/50 joint venture between Century and ML Media Partners, L.P. ("ML Media") filed a voluntary petition to reorganize under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. This bankruptcy proceeding is administered separately from that of Adelphia. CMLCV is operating its business as a debtor-in-possession and is continuing to serve its subscribers in three communities in Puerto Rico. At this time, CMLCV is expected to generate sufficient cash to fund foreseeable operations and capital requirements. The CMLCV Chapter 11 filing is not expected to have a material impact on the operations of CMLCV's subsidiary, Century-ML Cable Corporation, which serves communities in Puerto Rico.

        CMLCV, since October 2002, has been filing a separate monthly operating report with the Bankruptcy Court. As more fully disclosed in CMLCV's separate Monthly Operating Report, there is litigation pending in the Bankruptcy Court between ML Media and CMLCV, Century, the Company and Highland Holdings, L.P. ("Highland"), a Rigas Family partnership. In connection with the parties' December 13, 2001 Leveraged Recapitalization Agreement ("Recap Agreement"), there is a pre-petition dispute relating primarily to an alleged secured obligation in the amount of $279,800 to ML Media for its 50% ownership in CMLCV. If there is an adverse outcome against the Company relating to this litigation, the Company may be required to pay $279,800 to ML Media for its 50% ownership in CMLCV, as well as interest and other amounts that may result from the outcome of this litigation, or Century may be required to surrender its 50% ownership in CMLCV to ML Media. A hearing was held on September 24, 2002, and a decision was rendered on January 17, 2003, wherein the Bankruptcy Court; (i) denied all of the parties' motions for summary judgment on the issue of whether there has been an acceleration of the September 30, 2002 closing date under the Recap Agreement, except that the Bankruptcy Court (ii) found "as a matter of law, that, assuming that the Recap Agreement is enforceable, payment by the Company was due on September 30, 2002 and payment by Adelphia, Century and Highland was due on October 1, 2002, one day later, and that, having failed to make payment, each of the Company, Century and Highland is now in default." The Bankruptcy Court granted summary judgment only to such extent.

        In a decision and order dated March 31, 2003, the Bankruptcy Court denied ML Media's request to become manager of CMLCV's cable systems. In a decision and order dated April 21, 2003, the Bankruptcy Court denied ML Media's motion to dismiss the CMLCV bankruptcy petition, rejecting ML Media's claim that Century improperly filed the petition without ML Media's consent. On September 5, 2003, a hearing was held to determine whether ML Media's motions to dismiss and for summary judgment should be granted. Although the Bankruptcy Court has not yet issued a written decision on the motions, at a status conference held on April 15, 2004, the Court announced that it would be issuing a decision in which it would (a) dismiss all of the counterclaims of Adelphia and Century except for aiding and abetting of a breach of fiduciary duties, and (b) dismiss all of the Venture's counterclaims except for constructive fraudulent conveyance. On September 17, 2003, the Bankruptcy Court entered an order authorizing Adelphia's and Century's rejection of the Recap Agreement.

        On May 12, 2003, the Bankruptcy Court directed ML Media, Century, Adelphia and Highland to enter into mediation to resolve the dispute. Settlement discussions between Adelphia and ML Media are continuing.

        No accrual for the outcome of the above described litigation is included in the accompanying unaudited financial statements.

        By order dated December 2, 2003, the Bankruptcy Court established a bar date for filing proofs of claim against CMLCV's estate of January 15, 2004 at 5:00 P.M. (Eastern Time).

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        On March 17, 2004, ML Media presented a non-binding written indication of interest (the "Vaughn Indication of Interest") for the acquisition of 100% of CMLCV by an investor group led by James C. Vaughn (the "Vaughn Group"). The Vaughn Indication of Interest contemplated a purchase price, subject to adjustment as a result of due diligence, of $625 million, plus the amount of CMLCV's working capital at closing, less the remaining cost of the pending rebuild of CMLCV's cable systems. Century was not involved in the negotiation of the Vaughn Indication of Interest and neither Century nor ML Media is bound by it. On April 13, 2004, Century and the Vaughn Group entered into a confidentiality agreement with respect to the delivery of due diligence materials. At a status conference on April 15, 2004, the Bankruptcy Court instructed Century to begin delivery of due diligence materials to the Vaughn Group and Century has been delivering such materials in accordance with its instructions. ML Media and Century are also exploring other potential transactions relating to CMLCV.

19.   Statistical information

        The table below provides information on the number of basic customers, digital customers and high speed internet customers as of August 31, 2004 and July 31, 2004. As further described in its Current Report on Form 8-K filed May 25, 2003, the Company corrected the methodology for calculating customers previously used; therefore, the customer data set forth below may not be comparable to customer data reported prior to such correction.

	Filing Entities	Brazil	CMLCV and St. Marys	Rigas Entities	Total
August 31, 2004:
Basic customers	4,898,577	49,321	142,832	230,490	5,321,220
Digital customers	1,876,969	—	66,810	85,048	2,028,827
High speed internet customers	1,209,087	3,998	4,241	71,631	1,288,957

Total revenue generating units	7,984,633	53,319	213,883	387,169	8,639,004

July 31, 2004:
Basic customers	4,930,314	48,469	142,803	230,602	5,352,188
Digital customers	1,875,391	—	66,994	84,043	2,026,428
High speed internet customers	1,184,140	3,872	3,800	70,320	1,262,132

Total revenue generating units	7,989,845	52,341	213,597	384,965	8,640,748

20.   Bankruptcy Court Reporting Schedules

        The Bankruptcy Court reporting schedules included in this report beginning on page 27 are for the period from August 1 through August 31, 2004 and have been prepared for the purpose of filing with the Bankruptcy Court and are not required by GAAP. The accompanying Bankruptcy Court reporting schedules, as with all other information contained herein, have been obtained from the books and records of the Company and are unaudited.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES
Summary

	For the Month Ended August 31, 2004	Reference
Gross wages paid	$46,301,309	Schedule I
Employee payroll taxes withheld	10,371,519	Schedule I
Employer payroll taxes due	3,343,714	Schedule I
Payroll taxes paid*	13,560,663	Schedule II*
Sales and other taxes due	6,642,632	Schedule III
Gross taxable sales	82,708,553	Schedule III
Real estate and personal property taxes paid	7,129,529	Schedule IV
Sales and other taxes paid	6,018,102	Schedule V
Cash disbursements	342,777,819	Schedule VI
Insurance coverage	N/A	Schedule VII

*
The amount reported above for payroll taxes paid is based upon the date paid and not the date due.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule I

Court Reporting schedules for Payroll and Payroll Taxes
for the Month Ended August 31, 2004

Week Ending Date	Gross Wages Paid	Employee Payroll Taxes Withheld	Employer Payroll Taxes Due
06-Aug-04	$22,021,526	$4,807,951	$1,601,043
20-Aug-04	24,279,783	5,563,568	1,742,671

Total	$46,301,309	$10,371,519	$3,343,714

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended August 31, 2004

Payee	Payroll Taxes Paid	Payment Date
INTERNAL REVENUE SERVICE	5,589,069	08/09/04
STATE OF ALABAMA	4,704	08/09/04
STATE OF ARIZONA	2,244	08/09/04
STATE OF CALIFORNIA	169,597	08/09/04
STATE OF COLORADO	58,926	08/09/04
STATE OF CONNECTICUT	10,956	08/09/04
STATE OF GEORGIA	6,348	08/09/04
STATE OF IDAHO	4,519	08/09/04
STATE OF INDIANA	928	08/09/04
STATE OF KANSAS	418	08/09/04
STATE OF KENTUCKY	21,516	08/09/04
STATE OF MASSACHUSETTS	25,390	08/09/04
STATE OF MARYLAND	11,667	08/09/04
STATE OF MAINE	23,925	08/09/04
STATE OF NORTH CAROLINA	12,418	08/09/04
STATE OF NEW JERSEY	80	08/09/04
STATE OF NEW YORK	107,075	08/09/04
STATE OF OHIO	70,684	08/09/04
STATE OF OKLAHOMA	444	08/09/04
STATE OF PENNSYLVANIA	96,437	08/09/04
STATE OF SOUTH CAROLINA	2,675	08/09/04
STATE OF VIRGINIA	59,320	08/09/04
STATE OF VERMONT	14,335	08/09/04
COMMONWEALTH OF KENTUCKY	656	08/19/04
MASS DEPT OF REVENUE	115	08/19/04
NORTH CAROLINA DEPT OF REVENUE	1,139	08/19/04
RITA	7,782	08/19/04
SCHOOL DISTRICT INCOME TAX	2,319	08/19/04
WEST VIRGINIA DEPT OF TAX & REV	18,060	08/19/04
ASHTABULA INCOME TAX	326	08/20/04
CENTRAL COLLECTION AGENCY	31,455	08/20/04
CITY OF CHILLICOTHE	3,725	08/20/04
CITY OF CLEVELAND HEIGHTS	4,421	08/20/04
CITY OF DANVILLE	438	08/20/04
VILLAGE OF GREENWOOD	620	08/20/04
CITY OF HUNTINGTON	240	08/20/04
LORAIN CITY TAX	1,715	08/20/04
CITY OF MACEDONIA	1,943	08/20/04
CITY OF MARION	849	08/20/04
MISSISSIPPI STATE TAX COMMISSN	2,723	08/20/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended August 31, 2004

Payee	Payroll Taxes Paid	Payment Date
MONTANA DEPARTMENT OF REVENUE	774	08/20/04
CITY OF NEWARK	3,007	08/20/04
DIRECTOR OF FINANCE	198	08/20/04
TREASURER CITY OF OWENSBORO	532	08/20/04
CITY OF PITTSBURGH	1,280	08/20/04
UTAH STATE TAX COMMISSION	151	08/20/04
INTERNAL REVENUE SERVICE	6,380,195	08/23/04
STATE OF ARIZONA	2,588	08/23/04
STATE OF CALIFORNIA	193,369	08/23/04
STATE OF COLORADO	88,363	08/23/04
STATE OF CONNECTICUT	11,016	08/23/04
STATE OF GEORGIA	6,813	08/23/04
STATE OF IDAHO	4,810	08/23/04
STATE OF INDIANA	1,000	08/23/04
STATE OF KANSAS	417	08/23/04
STATE OF KENTUCKY	21,849	08/23/04
STATE OF MASSACHUSETTS	26,730	08/23/04
STATE OF MARYLAND	12,689	08/23/04
STATE OF MAINE	26,649	08/23/04
STATE OF MICHIGAN	870	08/23/04
STATE OF NORTH CAROLINA	14,171	08/23/04
STATE OF NEW YORK	116,938	08/23/04
STATE OF OHIO	80,093	08/23/04
STATE OF OKLAHOMA	409	08/23/04
STATE OF PENNSYLVANIA	109,220	08/23/04
STATE OF SOUTH CAROLINA	3,296	08/23/04
STATE OF VIRGINIA	62,641	08/23/04
STATE OF VERMONT	17,682	08/23/04
STATE OF WISCONSIN	712	08/23/04
TOTAL	13,560,663

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended August 31, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
Alabama Dept. of Revenue	$266	$4,432
Arizona Department of Revenue	26	1,139
Arkansas Department of Revenue	—	3
Ashland Independent Board of Education	10,461	348,683
BANK OF AMERICA	344	24,568
Bath County School District	1,227	40,896
Berea County School District	2,379	79,313
Board of Equalization	785	9,956
Bourbon County School District	599	19,971
Boyd County School District	2,809	93,622
Boyle County School District	1,613	53,760
Breathitt County School District	925	30,844
Breckinridge County Board of Education	757	25,219
Bureau of Taxation	118	2,357
Burgin Independent Board of Education	340	11,326
Butler County School District	56	1,857
CA TELECONNECT FUND	39	—
Carter County School District	1,705	56,825
Cchcf-a	42	—
CHCF-B	540	—
City o f Monterey	—	1
City of Alahambra	1	14
City of Albion	329	6,589
City of Algoura Hills	12	234
City of Arcadia	11	218
City of Baldwin Park	5,025	167,515
City of Beaumont	3,123	104,104
City of Bellevue	—	14
City of Bothell	—	17
City of Brawley	8,533	213,312
City of Burbank	7	98
City of Charlottesville	51,535	515,353
City of Chula Vista	—	—
City of Claremont	31	558
City of Colfax	—	19
City of Colorado Springs	161	6,457
City of Colton	5	137
City of Compton	—	5

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended August 31, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
City of Covina	—	4
City of Culver City	7	66
City of Desert Hot Springs	7	145
City of Downey	—	3
City of El Monte	2	34
City of Elk Grove	—	17
City of Fontana	2,547	50,933
City of Gardena	—	6
City of Glendale	1	8
City of Hawthorne	2	41
City of Hermosa Beach	20,605	343,419
City of Holtville	2,028	40,575
City of Huntington Beach	—	6
City of Indio	—	2
City of Inglewood	5	45
City of Irvine	—	4
City of Kalama	—	69
City of Kelso	6,352	105,867
City of Kirkland	—	3
City of La Habra	27,193	453,216
City of La Verne	—	2
City of Long Beach	1	23
City of Longview	21,536	360,184
City of Los Angeles	700	6,998
City of Mammoth Lake	—	0
City of Moreno Valley	61,536	1,025,600
City of Norwalk	3	46
City of Oakland	1	9
City of Olympia	—	23
City of Palm Springs	1	13
City of Palouse	565	8,116
City of Pasadena	8	102
City of Petersburg	19,757	98,783
City of Pico Rivera	12,466	249,334
City of Placentia	15,747	449,923
City of Port Hueneme	9,854	246,365
City of Porterville	—	6
City of Pullman	—	229

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended August 31, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
City of Redondo Beach	43,988	926,057
City of Rialto	44,965	562,063
City of Richmond	—	—
City of Riverside	4	57
City of Salinas	1	24
City of San Bernardino	70,406	887,853
City of San Buenaventura	34,463	689,254
City of San Francisco	—	2
City of San Gabriel	—	3
City of San Jose	—	2
City of San Luis Obispo	—	3
City of Santa Ana	16	261
City of Santa Barbara	—	1
City of Santa Cruz	4	53
City of Santa Monica	150,081	1,500,804
City of Santa Rosa	—	3
City of Seal Beach	19	170
City of Seattle	—	7
City of Shoreline	—	9
City of Sierra Madre	4	65
City of Spokane	—	32
City of Stanwood	—	3
City of Tacoma	—	4
City of Torrance	—	7
City of Vancouver	—	31
City of Ventura	12	230
City of Waynesboro	27,990	279,901
City of Wenatchee	—	6
City of Westminister	—	8
City of Whittier	6	122
City of Winchester	16,969	169,691
City of Winlock	—	15
City of Woodland	—	32
City of Zillah	—	1
Cloverport Independent School District	278	9,252
Colorado Dept. of Revenue	3,362	99,817
Commissioner of Revenue Services	660,639	11,725,024
Commonwealth of Massachusetts	7,471	149,418
Comptroller of Maryland	16,324	326,467

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended August 31, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
Comptroller of Public Accounts	10	333
County of Los Angeles	180	3,597
County of Montgomery	8,703	87,030
Danville Independent School District	4,739	157,980
Daviess County Board of Education	16,034	534,475
Daviess County School District	261	8,685
Des Moines	—	20
Elliot County School District	239	7,969
Florida Department of Revenue	3,360,940	25,631,923
Franklin County School District	107	3,567
Garrad County School District	991	33,027
Georgia Department of Revenue	17,999	277,078
Hancock County Board of Education	838	27,931
Harlan County School District	218	7,268
Harrison County School District	2,645	88,150
Harrodsburg Independent Board of Education	2,726	90,871
Henderson County Board of Education	2,236	74,529
ID USF	22	—
Idaho State Tax Commission	4,418	69,182
Indiana Department of Revenue	30,485	508,077
Internal Revenue Service	48,201	1,606,856
Jackson Independent Schools	435	14,494
Jessamine County Board of Education	4,856	161,872
Kansas Dept. of Revenue	16,977	232,618
Kentucky Revenue Cabinet	2,083	34,713
Laurel County School District	11,678	389,282
Lee County School District	1,090	36,325
Leslie County School District	943	31,450
Letcher County Board of Education	763	25,449
Lewis County Board of Education	952	38,096
Lewis County School District	301	12,033
Lincoln County Board of Education	1,327	44,236
Logan County School District	29	972
Madison County School District	18,608	620,267
Maine Revenue Services	286,100	5,722,019
Marion County Board of Education	2,708	90,257
McLean County School District	838	27,919
Menifee County School District	455	15,155
Mercer County School District	1,824	60,802

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended August 31, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
Minnesota Department of Revenue	4	182
Mississippi State Tax Commission	43,084	615,503
Morgan County School District	1,061	35,350
NC Department of Revenue	15,126	208,815
NECA PAUSF	1,367	—
NECA VUSF	289	22,771
Nelson County Board of Education	1,398	46,608
Nicholas County School District	706	23,544
NJ Division of Taxation	638	10,635
NYS Estimated Corporation Tax	3,004	181,820
NYS Sales Tax Processing	71,002	863,925
Ohio County School District	24	801
Oklahoma Tax Commission	536	16,792
Owensboro Board of Education	11,295	376,509
Owsley County Board of Education	380	12,675
PA Department of Revenue	213,382	3,881,317
PA Dept. of Revenue	4,792	95,801
Paris Independent School District	3,061	102,028
Perry County School District	269	8,952
Powell County School District	1,974	65,798
PSU	225	—
Rhode Island Division of Taxation	10	141
Rockcastle County School District	931	31,047
Russell Independent School District	6,234	207,813
Scott County School District	7,757	258,557
South Carolina Dept. of Revenue	55,306	1,060,513
State of Michigan	111	1,847
State of New Hampshire	90,631	1,294,721
State Tax Department	283,820	4,730,347
TN Department of Revenue	60,506	647,037
Town of Blacksburg	12,828	128,282
Town of Mt Crested Butte	1,428	31,725
Town of South Boston	4,835	48,348
Treasurer State of Ohio	154,038	2,039,601
Union County School District	2,933	97,757
Vermont Department of Taxes	340,409	5,673,470
Virginia Department of Taxation	11,234	249,635
Washington County Board of Education	937	31,235
Washington Dept. of Revenue	3,411	46,172

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended August 31, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
Webster County Board of Education	752	25,074
Wisconsin Department of Revenue	5	187
Wolfe County School District	264	8,809
Woodford County Board of Education	4,861	162,024
Wyoming Department of Revenue	85	1,491

Total	$6,642,632	$82,708,553

Note (A): The 911 surcharge is based upon the number of phone lines and not as a function of gross taxable sales.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended August 31, 2004

Payee	Amount Paid	Check Date
ATHENS TOWN VT	$205	08/25/04
BERKELEY COUNTY	1,419	08/17/04
BERKELEY COUNTY	93,363	08/28/04
BERTIE COUNTY	1,953	08/25/04
BETHEL PARK MUNICIPALITY PA	20,771	08/11/04
BETHEL PARK MUNICIPALITY PA	1,662	08/28/04
BLACKBURN CENTER, LLC	433	08/05/04
BLACKBURN CENTER, LLC	433	08/26/04
BOOTHBAY HARBOR T	482	08/19/04
BOROUGH OF KITTANNING	358	08/20/04
BOROUGH OF NANTY GLO	472	08/28/04
BOROUGH OF WEST HOMESTEAD	484	08/20/04
BRAXTON COUNTY	837	08/25/04
BRIGHTON TOWN	621	08/25/04
BRIGHTON TOWN	113	08/28/04
BURLINGTON CITY	19,117	08/13/04
CAL & JOANNE FAMILY LTD PRTNRSP	200	08/23/04
CARROLL COUNTY	84	08/11/04
CARSTEN CO, LLC	3,354	08/04/04
CITY OF KING	3,024	08/20/04
CITY OF MONTPELIER	3,790	08/13/04
CITY OF NEW CASTLE TREASURER	6,034	08/28/04
CITY OF PETERSBURG TREASURER	11,400	08/10/04
CITY OF ROANOKE RAPIDS	5,261	08/20/04
CITY OF RUTLAND	13,059	08/28/04
CITY OF SOUTH BURLINGTON	5,511	08/26/04
CITY OF UTICA NY	12,211	08/11/04
CITY OF WINOOSKI	3,182	08/13/04
CLAY CITY TAX COLLECTOR	377	08/19/04
COHOES CITY TREASURER	9,666	08/11/04
COLUMBUS COUNTY	5,146	08/25/04
DE LAGE LANDEN FINANCIAL SERV	299	08/10/04
DICK LARSEN TREASURER	173	08/26/04
DIVISION OF MOTOR VEHICLES	312	08/28/04
DORIS LAWTON	936	08/13/04
DORIS LAWTON	170	08/28/04
DUPLIN COUNTY COLLECTOR	1,071	08/19/04
EASTLAKE COMMERCIAL	58	08/23/04
EDGECOMBE COUNTY TAX COLLECTOR	10,444	08/25/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended August 31, 2004

Payee	Amount Paid	Check Date
ELKIN TOWN	—	08/10/04
ELKIN TOWN	446	08/20/04
ELKIN TOWN	2,906	08/26/04
F & F REALTY CO.	300	08/28/04
FAIR HAVEN TOWN TREASURER	3,430	08/13/04
FOREST HILLS SCHOOL	132	08/11/04
FRANKLIN COUNTY	7,674	08/10/04
FREDERICK COUNTY	50,301	08/11/04
FREDRICK COUNTY TREASURER	752	08/28/04
FRIENDSHIP TOWN	3,070	08/28/04
GALLITZIN BOROUGH	333	08/28/04
GE CAPITAL	234	08/28/04
GE CAPITAL FLEET SERVICES	14,280	08/06/04
GE CAPITAL FLEET SERVICES	998	08/18/04
GECFS BY APEX AS AGENT	3,752	08/10/04
GLYNN CNTY. TAX COMMISSIONER	429	08/28/04
GREENBRIER COUNTY SHERIFF	—	08/28/04
HARBORCREEK TOWNSHIP	27	08/28/04
HARRINGTON TOWN	3,458	08/25/04
HARRINGTON TOWN	1,687	08/28/04
HARRODSBURG BOARD OF EDUCATION	2,482	08/28/04
HARTFORD TOWN TREASURER	6,887	08/25/04
HIRAM TOWN	2,591	08/13/04
HIRAM TOWN	296	08/19/04
HOKE COUNTY	2,938	08/28/04
HUNTINGTON TOWN	1,179	08/13/04
IMPERIAL COUNTY TAX COLLECTOR	171,451	08/25/04
JEFFERSON COUNTY	93,135	08/28/04
KENTUCKY REVENUE CABINET	53	08/19/04
KERN COUNTY TREASURER/	7,778	08/10/04
KIR TEMECULA L.P.	105	08/25/04
LACKAWANNA CITY TREASURER	7,322	08/25/04
LACKAWANNA CITY TREASURER	6,295	08/28/04
LARRY SCHREDER	991	08/19/04
LAURINBURG CITY TAX	3,138	08/10/04
LEWISPORT CITY COLLECTOR	308	08/11/04
LOCK HAVEN CITY TREASURER	5,036	08/28/04
LORAIN COUNTY TREASURER	45,786	08/28/04
LOS ANGELES COUNTY	610	08/03/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended August 31, 2004

Payee	Amount Paid	Check Date
LOS ANGELES COUNTY	26	08/11/04
LOS ANGELES COUNTY	789,178	08/13/04
LOS ANGELES COUNTY	1,104,056	08/19/04
LOS ANGELES COUNTY	11,832	08/25/04
LOS ANGELES COUNTY	47,684	08/26/04
LOS ANGELES COUNTY	43,865	08/28/04
LUCAS COUNTY	—	08/10/04
LUCAS COUNTY	—	08/19/04
LUCAS COUNTY	372	08/26/04
LYKENS BORO & DAUPHIN COUNTY	1,379	08/28/04
MARSHALL COUNTY SHERIFF	154	08/28/04
MARTIN COUNTY TAX OFFICE	2,972	08/25/04
MILO TOWN	6,273	08/10/04
MONONGALIA COUNTY SHERIFF	110,309	08/28/04
MONROE COUNTY	399	08/28/04
MORENCI CITY	858	08/10/04
MORGAN COUNTY COLLECTOR	11,163	08/28/04
MOUNT JOY TOWNSHIP	4,161	08/28/04
MOUNT UNION TAX COLLECTOR	530	08/11/04
NASH COUNTY TAX COLLECTOR	331	08/19/04
NIAGARA FALLS SCHOOL DISTRICT	2,565	08/13/04
NIAGARA FALLS SCHOOL DISTRICT	2,669	08/26/04
NIAGARA FALLS SCHOOL DISTRICT	21,776	08/28/04
NICHOLAS COUNTY	2,131	08/28/04
OLD LYME MARKETPLACE	1,480	08/03/04
ORANGE COUNTY	84,365	08/10/04
ORANGE COUNTY	1,559,619	08/26/04
PITT COUNTY	5,755	08/25/04
PLUM BOROUGH TAX COLLECTOR	2,757	08/13/04
PLUM BOROUGH TAX COLLECTOR	769	08/25/04
RANDY SHEFFER	194	08/03/04
RIDGEWAY TOWNSHIP C	95	08/28/04
RITE AID CORORATION	252	08/23/04
RIVERSIDE COUNTY TREASURER	43,806	08/20/04
RIVERSIDE COUNTY TREASURER	330,184	08/30/04
ROBESON COUNTY	3,573	08/25/04
ROWAN COUNTY	9,026	08/10/04
SAN BERNARDINO COUNTY TREASURER	80,934	08/10/04
SAN BERNARDINO COUNTY TREASURER	—	08/13/04
SAN BERNARDINO COUNTY TREASURER	17,532	08/19/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended August 31, 2004

Payee	Amount Paid	Check Date
SAN BERNARDINO COUNTY TREASURER	6,200	08/25/04
SAN BERNARDINO COUNTY TREASURER	453,001	08/26/04
SCHUYKILL COUNTY	32	08/13/04
SHASTA COUNTY	20,869	08/28/04
SHENANGO TOWNSHIP	501	08/28/04
SHERIFF OF MASON COUNTY	899	08/25/04
SMITHFIELD TOWNSHIP	92	08/13/04
SMITHFIELD TOWNSHIP	237	08/20/04
SOUTHERN YORK SCHOOL	225	08/28/04
ST ALBANS CITY TREASURER	4,206	08/13/04
ST ALBANS TOWN	3,524	08/26/04
STEAMTOWN MALL PARTNERS LP	1,596	08/10/04
STEAMTOWN MALL PARTNERS LP	1,032	08/28/04
STOKES COUNTY	6,107	08/20/04
SUMMERS COUNTY	1,467	08/25/04
SURRY COUNTY TAX COLLECTOR	734	08/10/04
SURRY COUNTY TAX COLLECTOR	599	08/13/04
SURRY COUNTY TAX COLLECTOR	16,862	08/20/04
SUTHERLAND CORPORATION	639	08/12/04
TAYLOR COUNTY	8,414	08/28/04
TOWN OF BOOTHBAY	3,847	08/19/04
TOWN OF BOURNE	1,313	08/19/04
TOWN OF BUCKSPORT	407	08/10/04
TOWN OF CAVENDISH	3,794	08/28/04
TOWN OF COLCHESTER	19,585	08/10/04
TOWN OF DEER ISLE	837	08/13/04
TOWN OF DEER ISLE	87	08/28/04
TOWN OF GRAFTON	407	08/13/04
TOWN OF HARTLAND TAX COLLECTOR	1,286	08/10/04
TOWN OF HYDE PARK	1,698	08/13/04
TOWN OF JERICHO	4,657	08/26/04
TOWN OF LUDLOW	9,128	08/13/04
TOWN OF MIDDLEBURY	3,231	08/13/04
TOWN OF MT DESERT	3,355	08/10/04
TOWN OF NEW SHARON	4,583	08/10/04
TOWN OF OAKLAND	9,046	08/28/04
TOWN OF OLD LYME	159	08/11/04
TOWN OF PITTSFORD	6,763	08/19/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended August 31, 2004

Payee	Amount Paid	Check Date
TOWN OF PLYMOUTH	2,930	08/13/04
TOWN OF PROCTOR	9,177	08/19/04
TOWN OF PUTNEY	3,430	08/25/04
TOWN OF PUTNEY	5,690	08/26/04
TOWN OF RANGELEY	3,819	08/28/04
TOWN OF RICHMOND	2,877	08/10/04
TOWN OF ROCHESTER	357	08/13/04
TOWN OF ROXBURY	781	08/20/04
TOWN OF SHELBURNE	2,969	08/13/04
TOWN OF SHELBURNE	24,007	08/26/04
TOWN OF SPRINGFIELD	6,679	08/13/04
TOWN OF STARKSBORO	—	08/13/04
TOWN OF STARKSBORO	2,807	08/25/04
TOWN OF UNDERHILL	1,800	08/10/04
TOWN OF WASHBURN	5,111	08/28/04
TOWN OF WATERBURY	1,430	08/10/04
TOWN OF WEATHERSFIELD	758	08/13/04
TOWN OF WEATHERSFIELD	210	08/28/04
TOWN OF WHITEVILLE	63	08/25/04
TOWN OF WILLISTON	6,116	08/13/04
TOWN OF WILLISTON	15,521	08/28/04
TOWN OF WORCESTER	576	08/13/04
TOWNSHIP OF PORTAGE	70	08/28/04
TREASURER	5,231	08/10/04
TSC, LC	435	08/19/04
TYRONE BOROUGH COLLECTOR	1,001	08/25/04
UNION SCHOOL DISTRICT TAX COLLE	107	08/28/04
UPSHUR COUNTY	895	08/25/04
VAN BUREN TOWN	—	08/10/04
VENTURA COUNTY TAX COLLECTOR	428	08/20/04
VENTURA COUNTY TAX COLLECTOR	173,775	08/25/04
VENTURA COUNTY TAX COLLECTOR	1,005,177	08/26/04
VENTURA COUNTY TAX COLLECTOR	230,114	08/28/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended August 31, 2004

Payee	Amount Paid	Check Date
VERGENNES CITY TREASURER'S	2,100	08/13/04
VILLAGE OF LAKE PLACID	1,163	08/19/04
WALLINGFORD FIRE DISTRICT	237	08/13/04
WASHINGTON COUNTY	738	08/11/04
WASHINGTON COUNTY TREASURER	16	08/28/04
WEST RUTLAND TOWN	2,676	08/13/04
WEST RUTLAND TOWN	4,627	08/25/04
WILKES COUNTY TAX COLLECTOR	3,724	08/25/04
YADKIN COUNTY	2,389	08/25/04

Total	$7,129,529

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended August 31, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
ALABAMA DEPARTMENT OF REVENUE	Gross Receipts Tax	$245	08/11/04
ARIZONA DEPARTMENT OF REVENUE	Sales Tax	26	08/12/04
ASHLAND INDEPENDENT BOARD OF	Utility Tax	10,679	08/13/04
BATH COUNTY SCHOOL D	Utility Tax	1,961	08/13/04
BEREA INDEPENDENT SCHOOL DIST	Utility Tax	2,427	08/13/04
BOARD OF EQUALIZATION	911 Surcharge	183	08/02/04
BOARD OF EQUALIZATION	Sales Tax	74	08/17/04
BOARD OF EQUALIZATION	911 Surcharge	183	08/18/04
BOARD OF EQUALIZATION	Sales Tax	502	08/24/04
BOURBON COUNTY SCHOOL	Utility Tax	871	08/13/04
BOYD COUNTY SCHOOL D	Utility Tax	2,885	08/13/04
BOYD COUNTY SCHOOL D	Gross Receipts Tax	40	08/16/04
BOYD COUNTY SCHOOL D	Sales Tax	(27)	08/16/04
BOYLE COUNTY SCHOOL DISTRICT	Utility Tax	1,627	08/13/04
BREATHITT COUNTY SCH	Utility Tax	1,018	08/13/04
BRECKINRIDGE COUNTY BOARD OF	Utility Tax	785	08/13/04
BURGIN EDUCATION BO	Utility Tax	335	08/13/04
BUTLER COUNTY SCHOOL DISTRICT	Utility Tax	57	08/13/04
CALIFORNIA HIGH COST FUND—A	Gross Receipts Tax	40	08/06/04
CALIFORNIA HIGH COST FUND—B	Sales Tax	540	08/06/04
CARTER COUNTY SCHOOL	Utility Tax	2,726	08/13/04
CITY OF AHLAMBRA	Gross Receipts Tax	6	08/17/04
CITY OF ARCADIA	Gross Receipts Tax	10	08/17/04
CITY OF BALDWIN PARK	Utility Tax	6,387	08/12/04
CITY OF BALDWIN PARK	Gross Receipts Tax	10	08/17/04
CITY OF BEAUMONT	Utility Tax	3,584	08/12/04
CITY OF BRAWLEY	Utility Tax	9,033	08/12/04
CITY OF CHARLOTTSVILLE	Utility Tax	52,155	08/17/04
CITY OF COLORADO SPRINGS	Sales Tax	166	08/13/04
CITY OF CULVER CITY	Gross Receipts Tax	6	08/17/04
CITY OF DESERT HOT SPRINGS	Gross Receipts Tax	6	08/17/04
CITY OF DOWNEY	Gross Receipts Tax	21	08/17/04
CITY OF FONTANA	Utility Tax	2,223	08/12/04
CITY OF HAWTHORNE	Gross Receipts Tax	6	08/17/04
CITY OF HERMOSA BEACH	Utility Tax	23,728	08/12/04
CITY OF HOLTVILLE	Utility Tax	2,308	08/12/04
CITY OF INGLEWOOD	Gross Receipts Tax	11	08/17/04
CITY OF LA HABRA	Utility Tax	26,952	08/12/04
CITY OF LA HABRA	Gross Receipts Tax	31	08/17/04
CITY OF LONG BEACH	Gross Receipts Tax	8	08/17/04
CITY OF LOS ANGELES	Gross Receipts Tax	695	08/17/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended August 31, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
CITY OF MORENO VALLEY	Utility Tax	79,352	08/12/04
CITY OF MORENO VALLEY	Gross Receipts Tax	40	08/17/04
CITY OF NORWALK	Gross Receipts Tax	6	08/17/04
CITY OF PASADENA	Gross Receipts Tax	10	08/17/04
CITY OF PICO RIVERA	Utility Tax	16,623	08/12/04
CITY OF PICO RIVERA	Gross Receipts Tax	10	08/17/04
CITY OF PLACENTIA	Utility Tax	16,483	08/12/04
CITY OF PORT HUENEME	Utility Tax	11,695	08/12/04
CITY OF PULLMAN	Gross Receipts Tax	18	08/11/04
CITY OF REDONDO BEACH	Gross Receipts Tax	84	08/17/04
CITY OF REDONDO BEACH CA	Utility Tax	43,402	08/12/04
CITY OF RIALTO	Utility Tax	53,286	08/12/04
CITY OF RIVERSIDE	Gross Receipts Tax	11	08/17/04
CITY OF SALINAS	Gross Receipts Tax	6	08/17/04
CITY OF SAN BERNARDINO	Utility Tax	74,375	08/12/04
CITY OF SAN BERNARDINO	Gross Receipts Tax	14	08/17/04
CITY OF SAN BUENAVENTURA	Utility Tax	34,377	08/12/04
CITY OF SANTA ANA	Gross Receipts Tax	23	08/17/04
CITY OF SANTA MONICA	Utility Tax	170,554	08/12/04
CITY OF SANTA MONICA	Gross Receipts Tax	173	08/17/04
CITY OF SEAL BEACH	Gross Receipts Tax	16	08/17/04
CITY OF VENTURA	Gross Receipts Tax	11	08/17/04
CITY OF WAYNESBORO	Utility Tax	28,149	08/17/04
CITY OF WINCHESTER	Utility Tax	17,033	08/18/04
CLOVERPORT BOARD OF EDUCATION	Utility Tax	280	08/13/04
COLORADO DEPARTMENT OF REVENUE	Sales Tax	367	08/13/04
COLORADO DEPARTMENT OF REVENUE	Sales Tax	2,997	08/20/04
COMMONWEALTH OF MASS	Sales Tax	6,635	08/12/04
COMPTROLLER OF MARYLAND	Sales Tax	7,132	08/20/04
COMPTROLLER OF MD	Sales Tax	8,036	08/20/04
CONNECTICUT DEPT OF REVENUE	Sales Tax	91,148	08/30/04
COUNTY OF MONTGOMERY	Utility Tax	8,800	08/17/04
DANVILLE INDEPENDENT SCHOOL DIS	Utility Tax	4,868	08/13/04
DAVIESS CO BOARD OF EDUCATION	Utility Tax	16,595	08/13/04
DAVIESS CO BOARD OF EDUCATION	Gross Receipts Tax	49	08/16/04
DAVIESS CO BOARD OF EDUCATION	Sales Tax	(34)	08/16/04
DEAF TRUST	Sales Tax	73	08/06/04
ELLIOTT COUNTY SCHOO	Utility Tax	273	08/13/04
FLORIDA DEPT OF REVENUE	Gross Receipts Tax	23,702	08/20/04
FLORIDA DEPT OF REVENUE	Sales Tax	85,697	08/20/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended August 31, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
FLORIDA DEPT OF REVENUE	Telecommunications Tax	3,140,848	08/20/04
FRANKLIN COUNTY SCHOOL DISTRICT	Utility Tax	109	08/13/04
GARRARD COUNTY SCHOOL DISTRICT	Utility Tax	1,578	08/13/04
GEORGIA DEPARTMENT OF REVENUE	Sales Tax	107	08/13/04
GEORGIA DEPARTMENT OF REVENUE	Sales Tax	18,383	08/20/04
HANCOCK COUNTY BOARD OF	Utility Tax	904	08/13/04
HARLAN COUNTY SCHOOL	Utility Tax	235	08/13/04
HARRISON COUNTY SCHOOL DISTRICT	Utility Tax	2,776	08/13/04
HARRODSBURG BOARD OF EDUCATION	Utility Tax	2,804	08/13/04
HENDERSON CO BOARD OF EDUCATION	Utility Tax	2,233	08/13/04
IDAHO STATE TAX COMMISSION	Sales Tax	3,917	08/12/04
IDAHO UNIVERSAL SERV	Gross Receipts Tax	23	08/11/04
INDIANA DEPT OF REVENUE	Sales Tax	1,885	08/12/04
INDIANA DEPT OF REVENUE	Sales Tax	22,390	08/20/04
INTERNAL REVENUE SERVICE	Federal Excise Tax	41,468	08/10/04
JACKSON INDEPENDENT SCHOOLS	Utility Tax	484	08/13/04
JESSAMINE COUNTY BOARD OF EDUCA	Utility Tax	7,431	08/13/04
KANSAS DEPT OF REVENUE	Sales Tax	17,997	08/25/04
KENTUCKY REVENUE CABINET	Sales Tax	2,327	08/20/04
KENTUCKY STATE TREASURER	Sales Tax	—	08/12/04
LAUREL COUNTY SCHOOL	Utility Tax	11,636	08/13/04
LEE COUNTY SCHOOL DI	Utility Tax	1,094	08/13/04
LESLIE COUNTY SCHOOL	Utility Tax	964	08/13/04
LETCHER COUNTY BOARD OF EDUCATI	Utility Tax	758	08/16/04
LEWIS COUNTY BOARD OF	Utility Tax	984	08/16/04
LEWIS COUNTY SCHOOL	Utility Tax	515	08/16/04
LINCOLN COUNTY BOARD OF EDUCATI	Utility Tax	1,358	08/16/04
LOGAN COUNTY SCHOOL DISTRICT	Utility Tax	33	08/16/04
MADISON COUNTY SCHOOL DISTRICT	Gross Receipts Tax	144	08/16/04
MADISON COUNTY SCHOOL DISTRICT	Sales Tax	(112)	08/16/04
MADISON COUNTY SCHOOL DISTRICT	Utility Tax	18,784	08/16/04
MAINE REVENUE SERVICES	Sales Tax	85,546	08/16/04
MARION COUNTY SCHOOL	Utility Tax	2,719	08/16/04
MASSACHUSETTS DEPT O	Sales Tax	548	08/20/04
MCLEAN COUNTY SCHOOL DISTRICT	Utility Tax	866	08/16/04
MENIFEE COUNTY SCHOO	Utility Tax	691	08/16/04
MERCER COUNTY SCHOOL DISTRICT	Utility Tax	1,841	08/16/04
MISSISSIPPI STATE TAX COMMISSIO	Sales Tax	6,494	08/12/04
MISSISSIPPI STATE TAX COMMISSIO	Sales Tax	53,786	08/13/04
MORGAN COUNTY SCHOOL	Utility Tax	1,070	08/16/04
NECA VUSF	Gross Receipts Tax	245	08/11/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended August 31, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
NELSON COUNTY BOARD OF EDUCATIO	Utility Tax	1,370	08/16/04
NEW JERSEY SALES TAX	Sales Tax	629	08/12/04
NICHOLAS COUNTY SCHO	Utility Tax	1,043	08/16/04
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	513	08/12/04
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	14,888	08/13/04
NYS SALES TAX PROCESSING	Sales Tax	7,032	08/13/04
OHIO COUNTY SCHOOL DISTRICT	Utility Tax	22	08/16/04
OKLAHOMA TAX COMMISSION	Sales Tax	255	08/10/04
OWENSBORO BOARD OF EDUCATION	Utility Tax	11,332	08/16/04
OWSLEY COUNTY BOARD OF EDUCATIO	Utility Tax	388	08/16/04
PA DEPARTMENT OF REVENUE	Sales Tax	165,989	08/20/04
PA DEPT. OF REVENUE	Sales Tax	15,777	08/16/04
PA DEPT. OF REVENUE	Sales Tax	29,376	08/20/04
PARIS INDEPENDENT SCHOOLS	Utility Tax	4,240	08/16/04
PERRY COUNTY SCHOOL	Utility Tax	284	08/16/04
PETERSBURG CITY O(T)	Utility Tax	19,556	08/17/04
POWELL COUNTY SCHOOL	Utility Tax	2,063	08/16/04
PUBLIC SERVICE COMMISSION	Gross Receipts Tax	225	08/11/04
PUBLIC UTILITY COMMISSION OF	Gross Receipts Tax	15	08/04/04
PUBLIC UTILITY COMMISSION OF	Gross Receipts Tax	26	08/05/04
ROCKCASTLE COUNTY SCHOOL	Utility Tax	1,357	08/16/04
RUSSELL INDEPENDENT	Utility Tax	6,451	08/16/04
SCOTT COUNTY SCHOOL	Utility Tax	10,248	08/16/04
SOUTH CAROLINA DEPARTMENT OF	Sales Tax	55,849	08/20/04
STATE OF CONNECTICUT	Sales Tax	277,234	08/30/04
STATE OF NEW HAMPSHIRE	Gross Receipts Tax	1,494	08/11/04
STATE OF NEW HAMPSHIRE	Utility Tax	86,184	08/11/04
STATE OF NEW HAMPSHIRE	Utility Tax	5,193	08/12/04
STATE TAX DEPARTMENT	Sales Tax	120,352	08/12/04
TENNESSEE DEPT OF REVENUE	Sales Tax	61,104	08/20/04
TOWN OF ALBION	Utility Tax	332	08/12/04
TOWN OF BLACKSBURG	Utility Tax	13,777	08/17/04
TOWN OF MT CRESTED BUTTE	Utility Tax	1,387	08/13/04
TOWN OF SOUTH BOSTON	Utility Tax	4,900	08/17/04
TREASURER OF STATE OF OHIO	Sales Tax	6,630	08/23/04
TREASURER STATE OF OHIO	Sales Tax	22,726	08/17/04
TREASURER STATE OF OHIO	Sales Tax	1,865	08/18/04
TREASURER STATE OF OHIO	Sales Tax	120,931	08/23/04
UNION COUNTY SCHOOL DISTRICT	Utility Tax	2,966	08/16/04
UNIVERSAL LIFETIME TELEPHONE SE	Gross Receipts Tax	269	08/06/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended August 31, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
UNIVERSAL SERVICE ADMINSTRATIVE	Gross Receipts Tax	3,387	08/25/04
VERMONT DEPT OF TAXES	Sales Tax	350,871	08/19/04
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	11,148	08/17/04
WASHINGTON COUNTY BOARD OF EDU	Utility Tax	929	08/16/04
WASHINGTON DEPT OF REVENUE	Sales Tax	307	08/13/04
WASHINGTON DEPT OF REVENUE	Sales Tax	3,098	08/16/04
WEBSTER COUNTY BOARD OF	Utility Tax	761	08/16/04
WEST VIRGINIA STATE TAX DEPT	Sales Tax	148,991	08/20/04
WOLFE COUNTY SCHOOL	Utility Tax	557	08/16/04
WOODFORD COUNTY BOARD OF ED	Utility Tax	7,026	08/16/04

Total		$6,018,102

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements
for the Month Ended August 31, 2004

LEGAL ENTITY	Account Number	Case Number	Disbursements
ACC CABLE COMMUNICATIONS FL-VA, LLC	081-02-41904	02-41904	$3,790,369
ACC CABLE HOLDINGS VA, INC.	081-02-41905	02-41905	—
ACC HOLDINGS II, LLC	081-02-41955	02-41955	—
ACC INVESTMENT HOLDINGS, INC.	081-02-41957	02-41957	70
ACC OPERATIONS, INC.	081-02-41956	02-41956	2,499,300
ACC TELECOMMUNICATIONS HOLDINGS LLC	081-02-41864	02-41864	—
ACC TELECOMMUNICATIONS LLC	081-02-41863	02-41863	772,830
ACC TELECOMMUNICATIONS OF VIRGINIA LLC	081-02-41862	02-41862	73,702
ACC-AMN HOLDINGS, LLC	081-02-41861	02-41861	—
ADELPHIA ACQUISITION SUBSIDIARY, INC.	081-02-41860	02-41860	—
ADELPHIA ARIZONA, INC.	081-02-41859	02-41859	—
ADELPHIA BLAIRSVILLE, LLC	081-02-41735	02-41735	—
ADELPHIA CABLE PARTNERS, LP	081-02-41902	02-41902	5,551,533
ADELPHIA CABLEVISION ASSOCIATES, LP	081-02-41913	02-41913	587,144
ADELPHIA CABLEVISION CORP.	081-02-41752	02-41752	1,092,127
ADELPHIA CABLEVISION OF BOCA RATON, LLC	081-02-41751	02-41751	1,498,662
ADELPHIA CABLEVISION OF FONTANA, LLC	081-02-41755	02-41755	—
ADELPHIA CABLEVISION OF INLAND EMPIRE, LLC	081-02-41754	02-41754	5,320,089
ADELPHIA CABLEVISION OF NEW YORK, INC.	081-02-41892	02-41892	3,001,743
ADELPHIA CABLEVISION OF NEWPORT BEACH, LLC	081-02-41947	02-41947	713,042
ADELPHIA CABLEVISION OF ORANGE COUNTY II, LLC	081-02-41781	02-41781	670,250
ADELPHIA CABLEVISION OF ORANGE COUNTY, LLC	081-02-41946	02-41946	728,459
ADELPHIA CABLEVISION OF SAN BERNANDINO, LLC	081-02-41753	02-41753	—
ADELPHIA CABLEVISION OF SANTA ANA, LLC	081-02-41831	02-41831	3,187,408
ADELPHIA CABLEVISION OF SEAL BEACH, LLC	081-02-41757	02-41757	235,944
ADELPHIA CABLEVISION OF SIMI VALLEY, LLC	081-02-41830	02-41830	1,070,754
ADELPHIA CABLEVISION OF THE KENNEBUNKS, LLC	081-02-41943	02-41943	335,675
ADELPHIA CABLEVISION OF WEST PALM BEACH III, LLC	081-02-41783	02-41783	420,128
ADELPHIA CABLEVISION OF WEST PALM BEACH IV, LLC	081-02-41766	02-41766	3,040,619
ADELPHIA CABLEVISION OF WEST PALM BEACH V, LLC	081-02-41764	02-41764	247,478
ADELPHIA CABLEVISION, LLC	081-02-41858	02-41858	52,831,219
ADELPHIA CALIFORNIA CABLEVISION, LLC	081-02-41942	02-41942	4,549,781
ADELPHIA CENTRAL PENNSYLVANIA, LLC	081-02-41950	02-41950	4,571,669
ADELPHIA CLEVELAND, LLC	081-02-41793	02-41793	13,396,126
ADELPHIA COMMUNICATIONS CORPORATION	081-02-41729	02-41729	33,362
ADELPHIA COMMUNICATIONS INTERNATIONAL, INC.	081-02-41857	02-41857	70
ADELPHIA COMMUNICATIONS OF CALIFORNIA II, LLC	081-02-41748	02-41748	3,440,333
ADELPHIA COMMUNICATIONS OF CALIFORNIA III, LLC	081-02-41817	02-41817	1,823,984
ADELPHIA COMMUNICATIONS OF CALIFORNIA, LLC	081-02-41749	02-41749	153,231

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements
for the Month Ended August 31, 2004

LEGAL ENTITY	Account Number	Case Number	Disbursements
ADELPHIA COMPANY OF WESTERN CONNECTICUT	081-02-41801	02-41801	3,044,715
ADELPHIA GENERAL HOLDINGS III, LLC	081-02-41854	02-41854	—
ADELPHIA GP HOLDINGS, LLC	081-02-41829	02-41829	—
ADELPHIA GS CABLE, LLC	081-02-41908	02-41908	2,922,886
ADELPHIA HARBOR CENTER HOLDINGS LLC	081-02-41853	02-41853	70
ADELPHIA HOLDINGS 2001, LLC	081-02-41926	02-41926	—
ADELPHIA INTERNATIONAL II, LLC	081-02-41856	02-41856	70
ADELPHIA INTERNATIONAL III, LLC	081-02-41855	02-41855	70
ADELPHIA MOBILE PHONES, INC.	081-02-41852	02-41852	139
ADELPHIA OF THE MIDWEST, INC.	081-02-41794	02-41794	70
ADELPHIA PINELLAS COUNTY, LLC	081-02-41944	02-41944	—
ADELPHIA PRESTIGE CABLEVISION, LLC	081-02-41795	02-41795	5,754,244
ADELPHIA TELECOMMUNICATIONS OF FLORIDA, INC.	081-02-41939	02-41939	32,151
ADELPHIA TELECOMMUNICATIONS, INC.	081-02-41851	02-41851	241,139
ADELPHIA WELLSVILLE, LLC	081-02-41850	02-41850	—
ADELPHIA WESTERN NEW YORK HOLDINGS, LLC	081-02-41849	02-41849	429
ARAHOVA COMMUNICATIONS, INC.	081-02-41815	02-41815	29,456
ARAHOVA HOLDINGS, LLC	081-02-41893	02-41893	348
BADGER HOLDING CORP	081-02-41792	02-41792	70
BETTER TV INC. OF BENNINGTON	081-02-41914	02-41914	287,594
BLACKSBURG/SALEM CABLEVISION, INC.	081-02-41759	02-41759	776,468
BRAZAS COMMUNICATIONS, INC.	081-02-41804	02-41804	139
BUENAVISION TELECOMMUNICATIONS, INC.	081-02-41938	02-41938	608,782
CABLE SENTRY CORPORATION	081-02-41894	02-41894	292
CALIFORNIA AD SALES, LLC	081-02-41945	02-41945	—
CCC-III, INC.	081-02-41867	02-41867	—
CCC-INDIANA, INC.	081-02-41937	02-41937	—
CCH INDIANA, LP	081-02-41935	02-41935	—
CDA CABLE, INC.	081-02-41879	02-41879	217,010
CENTURY ADVERTISING, INC.	081-02-41731	02-41731	70
CENTURY ALABAMA CORP	081-02-41889	02-41889	165,563
CENTURY ALABAMA HOLDING CORP	081-02-41891	02-41891	—
CENTURY AUSTRALIA COMMUNICATIONS CORP	081-02-41738	02-41738	70
CENTURY BERKSHIRE CABLE CORP	081-02-41762	02-41762	318,463
CENTURY CABLE HOLDING CORP	081-02-41814	02-41814	209
CENTURY CABLE HOLDINGS, LLC	081-02-41812	02-41812	16,302,393
CENTURY CABLE MANAGEMENT CORPORATION	081-02-41887	02-41887	279,348
CENTURY CABLE OF SOUTHERN CALIFORNIA	081-02-41745	02-41745	—
CENTURY CABLEVISION HOLDINGS, LLC	081-02-41936	02-41936	2,320,595
CENTURY CAROLINA CORP	081-02-41886	02-41886	648,022

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements
for the Month Ended August 31, 2004

LEGAL ENTITY	Account Number	Case Number	Disbursements
CENTURY COLORADO SPRINGS CORP	081-02-41736	02-41736	91,516
CENTURY COLORADO SPRINGS PARTNERSHIP	081-02-41774	02-41774	6,139,773
CENTURY COMMUNICATIONS CORPORATION	081-02-12834	02-12834	1,605,904
CENTURY CULLMAN CORP	081-02-41888	02-41888	372,987
CENTURY ENTERPRISE CABLE CORP	081-02-41890	02-41890	334,695
CENTURY EXCHANGE, LLC	081-02-41744	02-41744	70
CENTURY FEDERAL, INC.	081-02-41747	02-41747	—
CENTURY GRANITE CABLE TELEVISION CORP.	081-02-41779	02-41779	—
CENTURY HUNTINGTON COMPANY	081-02-41885	02-41885	2,090,701
CENTURY INDIANA CORP	081-02-41768	02-41768	—
CENTURY INVESTMENT HOLDING CORP	081-02-41740	02-41740	70
CENTURY INVESTORS, INC.	081-02-41733	02-41733	70
CENTURY ISLAND ASSOCIATES, INC.	081-02-41771	02-41771	34,138
CENTURY ISLAND CABLE TELEVISION CORP	081-02-41772	02-41772	70
CENTURY KANSAS CABLE TELEVISION CORP	081-02-41884	02-41884	262,101
CENTURY LYKENS CABLE CORP	081-02-41883	02-41883	170,121
CENTURY MENDOCINO CABLE TELEVISION, INC.	081-02-41780	02-41780	584,622
CENTURY MISSISSIPPI CORP	081-02-41882	02-41882	425,087
CENTURY MOUNTAIN CORP	081-02-41797	02-41797	218,229
CENTURY NEW MEXICO CABLE TELEVISION CORP.	081-02-41784	02-41784	144
CENTURY NORWICH CORP	081-02-41881	02-41881	1,016,176
CENTURY OHIO CABLE TELEVISION CORP	081-02-41811	02-41811	646,038
CENTURY OREGON CABLE CORP	081-02-41739	02-41739	139
CENTURY PACIFIC CABLE TV INC	081-02-41746	02-41746	—
CENTURY PROGRAMMING, INC.	081-02-41732	02-41732	70
CENTURY REALTY CORP.	081-02-41813	02-41813	—
CENTURY SHASTA CABLE TELEVISION CORP	081-02-41880	02-41880	70
CENTURY SOUTHWEST COLORADO CABLE TELEVISION CORP	081-02-41770	02-41770	70
CENTURY TRINIDAD CABLE TELEVISION CORP.	081-02-41790	02-41790	108,082
CENTURY VIRGINIA CORP	081-02-41796	02-41796	656,168
CENTURY VOICE AND DATA COMMUNICATIONS, INC.	081-02-41737	02-41737	372
CENTURY WARRICK CABLE CORP.	081-02-41763	02-41763	139
CENTURY WASHINGTON CABLE TELEVISION, INC.	081-02-41878	02-41878	—
CENTURY WYOMING CABLE TELEVISION CORP.	081-02-41789	02-41789	91,397
CENTURY-TCI CALIFORNIA COMMUNICATIONS, LP	081-02-41743	02-41743	545,421
CENTURY-TCI CALIFORNIA, LP	081-02-41741	02-41741	46,380,719
CENTURY-TCI HOLDINGS, LLC	081-02-41742	02-41742	139
CHELSEA COMMUNICATIONS, INC.	081-02-41923	02-41923	1,051
CHELSEA COMMUNICATIONS, LLC	081-02-41924	02-41924	9,027,693

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements
for the Month Ended August 31, 2004

LEGAL ENTITY	Account Number	Case Number	Disbursements
CHESTNUT STREET SERVICES, LLC	081-02-41842	02-41842	—
CLEAR CABLEVISION, INC.	081-02-41756	02-41756	70
CMA CABLEVISION ASSOCIATES VII, LP	081-02-41808	02-41808	521,341
CMA CABLEVISION ASSOCIATES XI, LP	081-02-41807	02-41807	238,315
CORAL SECURITY, INC	081-02-41895	02-41895	—
COWLITZ CABLEVISION, INC.	081-02-41877	02-41877	641,385
CP-MDU I LLC	081-02-41940	02-41940	—
CP-MDU II LLC	081-02-41941	02-41941	—
E & E CABLE SERVICE, INC.	081-02-41785	02-41785	—
EASTERN VIRGINIA CABLEVISION HOLDINGS, LLC	081-02-41799	02-41799	70
EASTERN VIRGINIA CABLEVISION, LP	081-02-41800	02-41800	496,785
EMPIRE SPORTS NETWORK, LP	081-02-41844	02-41844	309,049
FAE CABLE MANAGEMENT CORP	081-02-41734	02-41734	70
FOP INDIANA, LP	081-02-41816	02-41816	192,355
FRONTIERVISION ACCESS PARTNERS, LLC	081-02-41819	02-41819	2,010,009
FRONTIERVISION CABLE NEW ENGLAND, INC.	081-02-41822	02-41822	981,696
FRONTIERVISION CAPITAL CORPORATION	081-02-41820	02-41820	70
FRONTIERVISION HOLDINGS CAPITAL CORPORATION	081-02-41824	02-41824	70
FRONTIERVISION HOLDINGS CAPITAL II CORPORATION	081-02-41823	02-41823	70
FRONTIERVISION HOLDINGS, LLC	081-02-41827	02-41827	70
FRONTIERVISION HOLDINGS, LP	081-02-41826	02-41826	556
FRONTIERVISION OPERATING PARTNERS, LLC	081-02-41825	02-41825	157
FRONTIERVISION OPERATING PARTNERS, LP	081-02-41821	02-41821	27,325,843
FRONTIERVISION PARTNERS, LP	081-02-41828	02-41828	1,208
FT MYERS CABLEVISION, LLC	081-02-41948	02-41948	285
FT. MYERS ACQUISITION LIMITED PARTNERSHIP	081-02-41949	02-41949	70
GENESIS CABLE COMMUNICATIONS SUBSIDIARY, LLC	081-02-41903	02-41903	—
GLOBAL ACQUISITION PARTNERS, LP	081-02-41933	02-41933	1,677,890
GLOBAL CABLEVISION II, LLC	081-02-41934	02-41934	70
GRAFTON CABLE COMPANY	081-02-41788	02-41788	70
GS CABLE, LLC	081-02-41907	02-41907	2,318,435
GS TELECOMMUNICATIONS LLC	081-02-41906	02-41906	—
HARRON CABLEVISION OF NEW HAMPSHIRE, INC.	081-02-41750	02-41750	2,059,621
HUNTINGTON CATV, INC.	081-02-41765	02-41765	70
IMPERIAL VALLEY CABLEVISION, INC.	081-02-41876	02-41876	1,159,288
KALAMAZOO COUNTY CABLEVISION, INC.	081-02-41922	02-41922	70
KEY BISCAYNE CABLEVISION	081-02-41898	02-41898	138,889
KOOTENAI CABLE, INC.	081-02-41875	02-41875	953,818
LAKE CHAMPLAIN CABLE TELEVISION CORPORATION	081-02-41911	02-41911	283,275
LEADERSHIP ACQUISITION LIMITED PARTNERSHIP	081-02-41931	02-41931	—

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements
for the Month Ended August 31, 2004

LEGAL ENTITY	Account Number	Case Number	Disbursements
LOUISA CABLEVISION, INC.	081-02-41760	02-41760	18,623
MANCHESTER CABLEVISION, INC.	081-02-41758	02-41758	93
MARTHA'S VINEYARD CABLEVISION, LP	081-02-41805	02-41805	403,344
MERCURY COMMUNICATIONS, INC.	081-02-41840	02-41840	57,419
MICKELSON MEDIA OF FLORIDA, INC.	081-02-41874	02-41874	298,536
MICKELSON MEDIA, INC.	081-02-41782	02-41782	148,669
MONTGOMERY CABLEVISION, INC.	081-02-41848	02-41848	70
MONUMENT COLORADO CABLEVISION, INC.	081-02-41932	02-41932	226,088
MOUNTAIN CABLE COMMUNICATIONS CORPORATION	081-02-41916	02-41916	209
MOUNTAIN CABLE COMPANY, LP	081-02-41909	02-41909	5,079,349
MT. LEBANON CABLEVISION, INC	081-02-41920	02-41920	—
MULTI-CHANNEL TV CABLE COMPANY	081-02-41921	02-41921	729,293
NATIONAL CABLE ACQUISITION ASSOCIATES, LP	081-02-41952	02-41952	2,602,415
OLYMPUS CABLE HOLDINGS, LLC	081-02-41925	02-41925	6,442,556
OLYMPUS CAPITAL CORPORATION	081-02-41930	02-41930	70
OLYMPUS COMMUNICATIONS HOLDINGS, LLC	081-02-41953	02-41953	—
OLYMPUS COMMUNICATIONS, LP	081-02-41954	02-41954	1,533
OLYMPUS SUBSIDIARY, LLC	081-02-41928	02-41928	—
OWENSBORO INDIANA, LP	081-02-41773	02-41773	—
OWENSBORO ON THE AIR, INC.	081-02-41777	02-41777	209
OWENSBORO-BRUNSWICK, INC.	081-02-41730	02-41730	3,537,921
PAGE TIME, INC.	081-02-41839	02-41839	1,678
PARAGON CABLE TELEVISION, INC.	081-02-41778	02-41778	203
PARAGON CABLEVISION CONSTRUCTION CORPORATION	081-02-41775	02-41775	—
PARAGON CABLEVISION MANAGEMENT CORPORATION	081-02-41776	02-41776	—
PARNASSOS COMMUNICATIONS, LP	081-02-41846	02-41846	163,870
PARNASSOS HOLDINGS, LLC	081-02-41845	02-41845	—
PARNASSOS, LP	081-02-41843	02-41843	20,645,446
PERICLES COMMUNICATIONS CORPORATION	081-02-41919	02-41919	278
PULLMAN TV CABLE CO., INC.	081-02-41873	02-41873	419,284
RENTAVISION OF BRUNSWICK, INC.	081-02-41872	02-41872	245,533
RICHMOND CABLE TELEVISION CORPORATION	081-02-41912	02-41912	151,390
RIGPAL COMMUNICATIONS, INC.	081-02-41917	02-41917	—
ROBINSON/PLUM CABLEVISION, LP	081-02-41927	02-41927	746,802
S/T CABLE CORPORATION	081-02-41791	02-41791	70
SABRES, INC.	081-02-41838	02-41838	70
SCRANTON CABLEVISION, INC.	081-02-41761	02-41761	1,768,382
SENTINEL COMMUNICATIONS OF MUNCIE, INDIANA, INC.	081-02-41767	02-41767	139
SOUTHEAST FLORIDA CABLE, INC.	081-02-41900	02-41900	12,866,268

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements
for the Month Ended August 31, 2004

LEGAL ENTITY	Account Number	Case Number	Disbursements
SOUTHWEST COLORADO CABLE INC.	081-02-41769	02-41769	148,266
SOUTHWEST VIRGINIA CABLE, INC.	081-02-41833	02-41833	915,765
STAR CABLE INC.	081-02-41787	02-41787	70
STARPOINT, LIMITED PARTNERSHIP	081-02-41897	02-41897	1,116,655
SVHH CABLE ACQUISITION, LP	081-02-41836	02-41836	1,124,558
SVHH HOLDINGS, LLC	081-02-41837	02-41837	—
TELE-MEDIA COMPANY OF HOPEWELL-PRINCE GEORGE	081-02-41798	02-41798	477,279
TELE-MEDIA COMPANY OF TRI-STATES, LP	081-02-41809	02-41809	—
TELE-MEDIA INVESTMENT PARTNERSHIP, LP	081-02-41951	02-41951	1,893,471
TELESAT ACQUISITION LIMITED PARTNERSHIP	081-02-41929	02-41929	—
TELESAT ACQUISITION, LLC	081-02-41871	02-41871	2,682,068
THE GOLF CLUB AT WENDING CREEK FARMS, LLC	081-02-41841	02-41841	70
THE MAIN INTERNETWORKS, INC.	081-02-41818	02-41818	—
THE WESTOVER TV CABLE CO., INC.	081-02-41786	02-41786	—
THREE RIVERS CABLE ASSOCIATES, LP	081-02-41910	02-41910	1,013,218
TIMOTHEOS COMMUNICATIONS, LP	081-02-41901	02-41901	70
TMC HOLDINGS CORPORATION	081-02-41803	02-41803	139
TMC HOLDINGS, LLC	081-02-41802	02-41802	—
TRI-STATES, LLC	081-02-41810	02-41810	70
UCA LLC	081-02-41834	02-41834	10,771,224
UPPER ST. CLAIR CABLEVISION INC	081-02-41918	02-41918	—
US TELE-MEDIA INVESTMENT COMPANY	081-02-41835	02-41835	139
VALLEY VIDEO, INC.	081-02-41870	02-41870	128,294
VAN BUREN COUNTY CABLEVISION, INC.	081-02-41832	02-41832	266,142
WARRICK CABLEVISION, INC	081-02-41866	02-41866	—
WARRICK INDIANA, LP	081-02-41865	02-41865	255,701
WELLSVILLE CABLEVISION, LLC	081-02-41806	02-41806	588,893
WEST BOCA ACQUISITION LIMITED PARTNERSHIP	081-02-41899	02-41899	1,323,955
WESTERN NY CABLEVSION, LP	081-02-41847	02-41847	—
WESTVIEW SECURITY, INC	081-02-41896	02-41896	—
WILDERNESS CABLE COMPANY	081-02-41869	02-41869	144,748
YOUNG'S CABLE TV CORP	081-02-41915	02-41915	362,357
YUMA CABLEVISION, INC.	081-02-41868	02-41868	1,305,799

Total			$342,777,819

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII

Court Reporting schedules for Insurance Coverage

Coverage**	Company	Policy No.	Term
Commercial Property	Lexington, C N A, RSUI	7474233; 1098648388; 335349	05/16/04 - 05/16/05
Commercial General Liability	AIG (American Home Assurance Co)	4806343, 4806117, 4806148	12/15/03 - 05/16/05
Commercial Automobile Liability	AIG (American Home Assurance Co)	MA - 5189088 VA - 5189089 TX - 5189090 All other states - 5189087	05/16/04 - 05/16/05
Excess Automobile Liability	AIG (Lexington)	All States - 4261364	05/16/04 - 05/16/05
Worker's Compensation	AIG (New Hampshire Ins. Co., AI South Insurance Co., National Union Fire Insurance Co. of VT, and Ins. Co. State of PA)	All states except monopolistic policy numbers 5212710, 5212711, 5212712, 5212713	05/16/04 - 05/16/05
Ohio	Ohio Bureau of Workers Compensation	1328524	Ongoing*
Washington State	WA Department of Labor & Industry	083 004 452	10/1/99 - Ongoing*
West Virginia	West Virginia Workers' Compensation	20104948 101	10/1/99 - Ongoing*
Wyoming	Wyoming Department of Employment	366575	10/1/99 - Ongoing*
International Package Policy (Liability & Foreign Voluntary Comp)	ACE USA (ACE American Insurance Co.)	PHF073190	10/15/03 - 10/15/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII

Court Reporting schedules for Insurance Coverage

Coverage**	Company	Policy No.	Term
Aircraft Policy	AIG (National Union Fire Insurance Co.)	GM3380176-01	11/01/03 - 11/01/04
Umbrella Liability	Zurich (American Guarantee & Liability Insurance Co.)	AUC937411601	05/16/04 - 05/16/05
Excess Umbrella Liability	XL, St. Paul, Zurich	US00006683L104A, Q16400089, AEC380810300	05/16/04 - 05/16/05
Executive Protection (Special Crime)	Liberty Insurance Underwriters	180933013	12/19/03 - 12/19/04
New York Disability	Cigna	NYD 074487	07/01/04 - 12/31/05
Pollution Liability	Quanta Reinsurance U.S. Ltd.	On-site coverage (2000110) Off-site coverage(2000111)	01/01/04 - 01/01/05
Fiduciary Liability Insurance	Houston Casualty Co.	14MG03A2983	12/08/03 - 12/08/04
Directors & Officers Liability	AIG (National Union Insurance Co.)	7290984	12/31/03 - 12/31/04
Directors & Officers Liability Tail	Associated Electric & Gas Insurance Services Limited (AEGIS)	D0999A1A00	12/31/03 - 12/31/05 (Extension of Limit of Liability of 12/31/00-03 term)
Excess Directors & Officers Liability	U.S. Specialty Insurance Co. Hartford (Twin City Fire Ins. Co.) Hudson Insurance Co. Axis Reinsurance Co. Old Republic Insurance Co.	14MGU03A3639 00DA02209103 HN03031687 RBN502748 CUG27319	12/31/03 - 12/31/04
Blanket Fidelity Bond incl ERISA	Great American Insurance Co.	554-43-87	05/16/04 - 05/16/05
Media Professional Liability	ACE (Illinois Union Insurance Company)	EON G21640104 002	01/22/04 - 01/22/05

*
Ongoing means until the policy is cancelled by Adelphia or carrier

**
The named insured is Adelphia Communications Corporation et al for all of the coverages.

QuickLinks

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) UNAUDITED CONSOLIDATED BALANCE SHEET (Dollars in thousands, except per share amounts)
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts)
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Summary
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule I Court Reporting schedules for Payroll and Payroll Taxes for the Month Ended August 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule II Court Reporting schedules for Payroll Taxes Paid for the Month Ended August 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule III Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales for the Month Ended August 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule IV Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended August 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule V Court Reporting schedules for Sales and Other Taxes Paid for the Month Ended August 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule VI Court Reporting schedules for Cash Disbursements for the Month Ended August 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule VII Court Reporting schedules for Insurance Coverage
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule VII Court Reporting schedules for Insurance Coverage